SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Stoneridge, Inc.

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STONERIDGE, INC.

9400 East Market Street

Warren, Ohio 44484

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

We will hold our 2016 Annual Meeting of Shareholders on Tuesday, May 10, 2016, at 11:00 a.m. Eastern Time, at the Sheraton Cleveland Airport Hotel, 5300 Riverside Drive, Cleveland, Ohio 44135.

The purpose of the Annual Meeting is to consider and vote on the following matters:

1.	Election of eight directors, each for a term of one year;

2.	Ratification of the appointment of Ernst & Young LLP;

3.	An advisory vote on executive compensation;

4.	Approval of the Annual Incentive Plan;

5.	Approval of the 2016 Long-Term Incentive Plan; and

6.	Any other matters properly brought before the meeting.

Only shareholders of record at the close of business on March 28, 2016 are entitled to notice of and to vote at the meeting or any adjournment thereof. Shareholders are urged to complete, sign and date the enclosed proxy and return it in the enclosed envelope or to vote by telephone or Internet.

By order of the Board of Directors,

ROBERT M. LOESCH,
Secretary

Dated: April 8, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2016:

This Proxy Statement and the Company’s 2015 Annual Report to Shareholders are also available at www.edocumentview.com/sri.

YOUR VOTE IS IMPORTANT.

PLEASE SUBMIT YOUR PROXY BY COMPLETING AND MAILING THE ENCLOSED PROXY CARD OR PROVIDE YOUR VOTE BY TELEPHONE OR INTERNET.

STONERIDGE, INC.

2016 Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. We are mailing this Proxy Statement to our shareholders on or about April 8, 2016, and it is also available online at www.edocumentview.com/sri. The Board of Directors is soliciting proxies in connection with the 2016 Annual Meeting of Shareholders and encourages you to read the Proxy Statement and vote your shares by Internet, by telephone or by mailing your proxy card or voting instruction form.

Stoneridge, Inc. 2016 Annual Meeting Information

•	Date and Time: Tuesday, May 10, 2016, at 11:00 a.m. Eastern Time

•	Location: Sheraton Cleveland Airport Hotel, 5300 Riverside Drive, Cleveland, Ohio 44135

•	Record Date: March 28, 2016

•	Voting: Shareholders as of the record date are entitled to vote. Each share of common shares is entitled to one vote for each Director nominee and one vote for each of the other proposals presented for a vote.

Matters to be Considered:

Management Proposals	Board Vote Recommendation	Page (for more information)

1. Elect eight directors named in this Proxy Statement	FOR ALL	5
2. Ratification of the appointment of Ernst & Young LLP	FOR	8
3. Advisory vote on executive compensation	FOR	10
4. Approval of Annual Incentive Plan	FOR	11
5. Approval of 2016 Long-Term Incentive Plan	FOR	13

Company Performance

We performed as expected during 2015, managing through fluctuating currencies and economies. Our continued improvements in our Control Devices and Electronics segments allowed us to mitigate the impact of unfavorable foreign currency changes and the challenging economic environment in Brazil. We maintained our focus on successful product launches and adjusted our cost structures to account for changes in demand.

We also transitioned to a new President and Chief Executive Officer during 2015. John C. Corey retired after serving in the position for the past ten years. The Board appointed Jonathan B. DeGaynor as President and Chief Executive Officer effective March 30, 2015. Mr. DeGaynor has led the effort to realign our organization to allow our business units to primarily focus on profitable and sustainable topline growth.

(In thousands, except earnings per share and share price)	2015	2014
Net sales	$644,812	$660,579
Operating income (loss)	27,815	(25,823)
Income (loss) from continuing operations	20,777	(51,204)
Loss from discontinued operations	(207)	(9,387)
Net income (loss) attributable to Stoneridge, Inc.	22,774	(47,108)
Diluted earnings (loss) per share from continuing operations attributable to Stoneridge, Inc.	$0.82	$(1.40)
Diluted loss per share from discontinued operations	$(0.01)	$(0.35)
Diluted earnings (loss) per share attributable to Stoneridge, Inc.	$0.81	$(1.75)
Share Price at December 31	$14.80	$12.86

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Net sales decreased by 2.4% primarily due to lower sales at our PST segment resulting primarily from an unfavorable foreign currency translation and a weakening Brazilian economy, which was substantially offset by higher North American automotive market sales in our Control Devices segment. Our Electronics segment’s sales increased slightly due to sales volume growth which was substantially offset by an unfavorable foreign currency translation.

Income from continuing operations increased by $9.9 million over the prior year, excluding the impact of the $40.2 million goodwill impairment and $10.6 million loss on extinguishment of debt reported in 2014. This increase was primarily due to lower interest expense as a result of the debt refinancing in the second half of 2014.

Corporate Governance Changes Since the 2015 Proxy Statement

•	Adopted an incentive compensation Clawback Policy (see page 31)

•	Amended the Company’s Corporate Governance Guidelines to implement a Majority Voting Principle in uncontested director elections (see page 40)

Director Nominees

Stoneridge’s Directors are elected for one-year terms. Below is a summary of the Director nominees. Additional information about each director nominee and his or her qualifications may be found beginning on page 5.

					Committee Memberships
Name	Age	Director Since	Primary Occupation	Independent	AC	CC	NCGC
Jonathan B. DeGaynor	49	2015	President and CEO of Stoneridge, Inc.
Jeffrey P. Draime	49	2005	Self-employed business consultant	✓		✓	✓
Douglas C. Jacobs	76	2004	Chief Financial Officer and Treasurer, Brownstone Services LLC	✓	C	✓
Ira C. Kaplan	62	2009	Executive Chairman of Benesch, Friedlander, Coplan & Aronoff LLP	✓	✓		✓
Kim Korth	61	2006	President and CEO of Dickten Masch Plastics, LLC and TECHNIPLASTM	✓		C	✓
William M. Lasky	68	2004	Former President and CEO of Accuride Corporation	L	✓	✓	C
George S. Mayes, Jr.	57	2012	Self-employed business consultant	✓	✓
Paul J. Schlather	63	2009	Self-employed business consultant	✓	✓

AC	Audit Committee	C	Committee Chairperson
CC	Compensation Committee	L	Lead Independent Director
NCGC	Nominating and Corporate Governance Committee

Ratification of the appointment of Ernst & Young LLP

We are asking our shareholders to ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2016. The table below summarizes the fees billed to us for services provided during the years ended December 31, 2015 and 2014. For more information, see page 8.

	2015	2014
Audit Fees	$1,496,515	$1,810,555
Tax Fees	193,662	157,777
Total Fees	$1,690,177	$1,968,332

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Executive Compensation Highlights

Our executive compensation program is designed to attract, retain, motivate and reward talented executives who advance our strategic, operational and financial objectives and, thereby, enhance shareholder value. The primary objectives of our compensation programs for executive officers are to:

•	Attract and retain talented executive officers by providing a compensation package that is competitive with that offered by similarly situated companies;

•	Create a compensation structure under which a substantial portion of total compensation is based on achievement of performance goals; and

•	Align total compensation with the objectives and strategies of our business and shareholders.

Key elements of our 2015 compensation program were as follows:

•	Base Salary. Base salary has been targeted at the 50th percentile of our comparator group.

•	Annual Incentive Plan (AIP). The 2015 AIP was comprised of consolidated and, where appropriate, divisional or functional financial performance metrics. The 2015 AIP target was set as a percentage of base salary and the percentages remained unchanged from 2014. For the consolidated components, achievement under the 2015 AIP resulted in a weighted average payout of 98%.

•	Long-Term Incentive Plan (LTIP). Long-term incentives were awarded under our Long-Term Incentive Plan for 2015 and generally targeted the 50th percentile of our comparator group. These awards will vest in three years, weight performance shares more heavily than share units, and are allocated as follows: 35% performance shares that vest based on achievement of an annual earnings per share (EPS) target; 20% performance shares that vest based on our Total Shareholder Return compared to a group of peer companies; and 45% shares units that vest based on the passage of time. Achievement on the first tranche of the 2015 EPS-based award fell between target and maximum.

For more information related to our executive compensation program, see page 23.

Annual Incentive Plan

We are requesting shareholder approval of a new Annual Incentive Plan (AIP) to continue to be able to attract and reward top talent. For more information related to the AIP and proposal, see page 11.

2016 Long-Term Incentive Plan

We are requesting shareholder approval of our 2016 Long-Term Incentive Plan (2016 LTIP) because our current LTIP effectively expires on April 24, 2016. We view the 2016 LTIP as a valuable tool to attract and retain top talent. We are requesting 1,800,000 shares be reserved for issuance pursuant to the 2016 LTIP. For more information related to the 2016 LTIP and proposal, see page 13.

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STONERIDGE, INC.

PROXY STATEMENT

The Board of Directors (the “Board”) of Stoneridge, Inc. (the “Company”) is sending you this Proxy Statement to ask for your vote as a Stoneridge shareholder on certain matters to be voted on at our Annual Meeting of Shareholders to be held on Tuesday, May 10, 2016, at 11:00 a.m. Eastern Time, at the Sheraton Cleveland Airport Hotel, 5300 Riverside Drive, Cleveland, Ohio 44135. This Proxy Statement and the accompanying notice and proxy will be mailed to you on or about April 8, 2016.

Annual Report; Internet Availability

A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2015, is enclosed with this Proxy Statement. In addition, this Proxy Statement and our Annual Report to Shareholders for the fiscal year ended December 31, 2015 are available at www.edocumentview.com/sri.

Solicitation of Proxies

The Board is making this solicitation of proxies and we will pay the cost of the solicitation. We have retained Georgeson Inc., at an estimated cost of $8,000, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals. In addition to the solicitation of proxies by mail by Georgeson Inc., our employees may solicit proxies by telephone, facsimile or electronic mail.

Proxies; Revocation of Proxies

The common shares represented by your proxy will be voted in accordance with the instructions as indicated on your proxy. In the absence of any such instructions, they will be voted to (a) elect the director nominees set forth under “Election of Directors”; (b) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016; (c) approve the compensation of our Named Executive Officers; (d) approve the Annual Incentive Plan; and (e) approve the 2016 Long-Term Incentive Plan. Your presence at the Annual Meeting of Shareholders, without further action, will not revoke your proxy. However, you may revoke your proxy at any time before it has been exercised by (i) signing and delivering a later-dated proxy; (ii) giving notice to the Company in writing at our address indicated on the attached Notice of Annual Meeting of Shareholders; or (iii) in the open meeting. If you hold your common shares in “street name”, in order to change or revoke your voting instructions you must follow the specific voting directions provided to you by your bank, broker or other holder of record.

Voting Eligibility

Only shareholders of record at the close of business on the record date, March 28, 2016, are entitled to receive notice of the Annual Meeting of Shareholders and to vote the common shares held on the record date at the meeting. On the record date, our outstanding voting securities consisted of 27,837,392 common shares, without par value, each of which is entitled to one vote on each matter properly brought before the meeting.

Voting Procedures

If you are a record holder:

•	You may vote by mail: Complete and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope.

•	You may vote by telephone: Call toll-free 1-800-652-VOTE (8683) on a touch-tone phone and follow the instructions. You will need your proxy card available if you vote by telephone.

•	You may vote by Internet: Access www.envisionreports.com/sri and follow the instructions. You will need your proxy card available if you vote by Internet.

•	You may vote in person at the meeting, however, you are encouraged to vote by mail, telephone or Internet even if you plan to attend the meeting.

If you are a “street name” holder:

•	You must vote your common shares through the procedures established by your bank, broker, or other holder of record. Your bank, broker, or other holder of record has enclosed or otherwise provided a voting instruction card for you to use in directing the bank, broker, or other holder of record how to vote your common shares.

•	You may vote at the meeting, however, to do so you will first need to ask your bank, broker or other holder of record to furnish you with a legal proxy. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your common shares at the meeting without a legal proxy and signed ballot.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common shares as of February 29, 2016, by: (a) our directors and nominees for election as directors; (b) each other person who is known by us to own beneficially more than 5% of our outstanding common shares; (c) the executive officers named in the Summary Compensation Table; and (d) all of our executive officers and directors as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent Of Class

NWQ Investment Management Company, LLC(2)	3,153,186	11.3%
Pzena Investment Management, LLC.(3)	2,172,974	7.8
BlackRock, Inc.(4)	1,585,147	5.7
The Goldman Sachs Group, Inc.(5)	1,407,330	5.1
Dimensional Fund Advisors(6)	1,405,842	5.1
Jeffrey P. Draime(7)	420,127	1.5
John C. Corey(8)	270,186	1.0
George E. Strickler	263,750	*
Thomas A. Beaver	118,677	*
William M. Lasky(9)	107,493	*
Paul J. Schlather(10)	96,490	*
Michael D. Sloan	80,262	*
Richard P. Adante	66,532	*
Ira C. Kaplan(11)	42,465	*
Douglas C. Jacobs(12)	41,773	*
Kim Korth(13)	36,513	*
George S. Mayes, Jr.(14)	25,533	*
Jonathan B. DeGaynor	-	*

All Executive Officers and Directors as a Group (15 persons)	1,312,520	4.7%

*	Less than 1%.

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power over such common shares.

(2)	According to a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) by NWQ Investment Management Company, LLC. The address of NWQ investment Management Company, LLC is 2049 Century Park East, 16th Floor, Los Angeles, California 90067.

(3)	According to a Schedule 13G filed with the SEC by Pzena Investment Management, LLC. The address of Pzena Investment Management, LLC is 320 Park Avenue, 8th Floor, New York, New York 10022.

(4)	According to a Schedule 13G filed with the SEC by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)	According to a Schedule 13G filed with the SEC by The Goldman Sachs Group, Inc., the filing reflects the securities beneficially owned by certain operating units (collectively the “Goldman Sachs Reporting Units”) of Goldman Sachs Group, Inc. and its subsidiaries and affiliates. The Goldman Sachs Reporting Units disclaims beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the Goldman Sachs Reporting Units or their employees have voting or investment discretion or both, or with respect to which there are limits on their voting or investment authority or both and (ii) certain investment entities of which Goldman Sachs Reporting Units act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Goldman Sachs Reporting Units. The address of The Goldman Sachs Group, Inc. is 200 West Street, New York, New York 10282.

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(6)	According to a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP, all securities reported are owned by commingled funds, group trusts and separate accounts to which it or its subsidiaries serve as investment advisor, sub-advisor and/or manager. Dimensional Fund Advisors LP has disclaimed beneficial ownership of all such securities. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(7)	Represents 347,714 common shares held in trust for the benefit of Draime family members, of which Mr. Draime is trustee, 6,613 restricted common shares which are subject to forfeiture, and 65,800 common shares owned by Mr. Draime directly.

(8)	Represents 34,038 common shares held in trust for which Mr. Corey’s wife is trustee and 236,148 common shares owned by Mr. Corey directly.

(9)	Represents 6,613 restricted common shares which are subject to forfeiture and 100,880 common shares owned by Mr. Lasky directly.

(10)	Represents 47,500 common shares held in an investment retirement account for the benefit of Mr. Schlather, 6,613 restricted common shares which are subject to forfeiture, and 42,377 common shares owned by Mr. Schlather directly.

(11)	Represents 6,613 restricted common shares which are subject to forfeiture and 35,852 common shares owned by Mr. Kaplan directly.

(12)	Represents 6,613 restricted common shares which are subject to forfeiture and 35,160 common shares owned by Mr. Jacobs directly.

(13)	Represents 6,613 restricted common shares which are subject to forfeiture and 29,900 common shares owned by Ms. Korth directly.

(14)	Represents 6,613 restricted common shares which are subject to forfeiture 18,920 common shares owned by Mr. Mayes directly.

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PROPOSAL ONE: ELECTION OF DIRECTORS

In accordance with the Company’s Amended and Restated Code of Regulations, the number of directors has been fixed at eight. At the Annual Meeting of Shareholders, shareholders will elect eight directors to hold office until our next Annual Meeting of Shareholders and until their successors are elected and qualified. The Board proposes that the nominees identified below be elected to the Board. Jonathan B. DeGaynor has an employment agreement with the Company which provides that during the term of the agreement, Mr. DeGaynor shall be entitled to be nominated for election to the Board. At our Annual Meeting of Shareholders, the common shares represented by proxies, unless otherwise specified, will be voted for the election of the eight nominees hereinafter named.

The director nominees are identified below. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the Board expects that proxies will be voted for the election of a substitute nominee designated by the Board. The following information is furnished with respect to each person nominated for election as a director. The vote required for a nominee’s election to the Board, including the newly adopted Majority Vote Principle under the Company’s Corporate Governance Guidelines, is described in Other Matters on page 40.

The Board of Directors recommends that you vote FOR the following nominees.

Nominees to Serve for a One-Year Term Expiring in 2017

Jonathan B. DeGaynor

Mr. DeGaynor, 49, is the President and Chief Executive Officer of the Company and has served in this role since March 2015. Mr. DeGaynor served as the Vice President-Strategic Planning and Innovation of Guardian Industries Corp. (“Guardian”), a manufacturer of industrial glass and other building products for commercial, residential and automotive applications, from October 2014 until March 2015. Prior to that, Mr. DeGaynor served as Vice President-Business Development, Managing Director Asia for SRG Global, Inc., a Guardian company and manufacturer of chrome plated plastic parts for the automotive, commercial truck and consumer goods industries, from August 2008.

The Company believes that Mr. DeGaynor should serve as a director because he provides services as the Company’s President and Chief Executive Officer and because his extensive career in the automotive industry has spanned all phases of engineering, operations leadership, corporate strategy and business leadership. He brings expertise related to development and production of products and technologies. He provides valuable insight to the Board and strengthens the Board’s collective qualifications, skills and experience.

Jeffrey P. Draime

Mr. Draime, 49, has served as a director since 2005. Since 2005 Mr. Draime has been a self-employed business consultant. Mr. Draime is a partner and the President of AeroMax Aviation Holdings LLC, a charter aircraft corporation. From 1999 to 2011 he was the owner of QSL Columbus/QSL Dayton, a restaurant franchise.

Mr. Draime served in various roles with the Company from 1988 through 2001, including operations, sales, quality control, product costing, and marketing. Since 2012, Mr. Draime has served as a director of Servantage Dixie Sales, Inc., an independent, full service, value added distributor serving consumer products markets. The Company believes that Mr. Draime should serve as a director because he provides an historical as well as an internal perspective of our business to the Board and strengthens the Board’s collective qualifications, skills and experience.

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Mr. Jacobs, 76, has served as a director since 2004. Since 2015 he has served as the Chief Financial Officer and Treasurer of Brownstone Services LLC and several other privately held companies owned by the beneficiary of a marital trust. From 2005 to 2014, Mr. Jacobs was the Executive Vice President-Finance and Chief Financial Officer of Brooklyn NY Holdings LLC, a privately held investment advisory company established to manage the assets of a marital trust. Prior to serving in this position, from 1999 until 2005 Mr. Jacobs held various financial positions with the Cleveland Browns. Mr. Jacobs is a former partner of Arthur Andersen LLP.

Mr. Jacobs has served as a director and member of the Audit Committee of the Board of CalAtlantic Group Inc., a national residential home builder, which was formed as a result of the merger of Standard Pacific Corporation and Ryland Homes in October 2015. Prior to the merger, Mr. Jacobs has served as a director of Standard Pacific Corporation, a national residential home builder in southern California, since 1998 and serves as Chairman of the Audit Committee and a member of the Compensation, Executive and Nominating and Corporate Governance Committees. Mr. Jacobs is a member of the board of M/G Transport Services LLC, a barge line and inland waterways carrier.

Mr. Jacobs qualifies as an audit committee financial expert due to his extensive background in accounting and finance built through his career in public accounting. In addition to his professional and accounting experience described above, the Company believes that Mr. Jacobs should serve as a director because he provides valuable business experience and judgment to the Board, which strengthens the Board’s collective qualifications, skills and experience.

Douglas C. Jacobs

Ira C. Kaplan

Mr. Kaplan, 62, has served as a director since 2009. Since January 2015 he has served as the Executive Chairman of Benesch, Friedlander, Coplan & Aronoff LLP, a national law firm, and served as the Managing Partner from 2008 until 2014. He is a member of the firm’s Executive Committee and has been a partner with the firm since 1987. Mr. Kaplan focuses his practice on mergers and acquisitions as well as public and private debt and equity financings.

Mr. Kaplan counsels clients in governance and business matters in his role at the law firm. In addition to his legal and management experience described above, the Company believes that Mr. Kaplan should serve as a director because he brings thoughtful analysis, sound judgment and insight to best practices to the Board, in addition to his professional experiences, which strengthens the Board’s collective qualifications, skills and experience.

Kim Korth

Ms. Korth, 61, has served as a director since 2006. Since December 2012, Ms. Korth has served as the President and Chief Executive Officer of Dickten Masch Plastics, LLC, a thermoplastics and thermoset manufacturer, and as the President and Chief Executive Officer of TECHNIPLASTM, a privately held group of plastics-focused manufacturing businesses. Prior to that, she served as President, Chief Executive Officer and as a Director of Supreme Corporation, a manufacturer of truck and van bodies, from 2011 to 2012. Ms. Korth is the founder and owner of IRN, Inc., an international automotive consulting firm. She founded the consulting firm in 1983 and is a recognized expert on automotive supplier strategy and issues.

Ms. Korth is a member of the board of Unique Fabricating LLC, a niche supplier of acoustic parts for the automotive industry.

Ms. Korth has several decades of experience in corporate governance issues, organizational design, and development of strategies for growth and improved financial performance for automotive suppliers. In addition to the knowledge and experience described above, the Company believes that Ms. Korth should serve as a director because she provides insight to industry trends and expectations to the Board, which strengthens the Board’s collective qualifications, skills and experience.

6

William M. Lasky

Mr. Lasky, 68, has served as a director since 2004. Mr. Lasky served as President and Chief Executive Officer of Accuride Corporation (“Accuride”), a manufacturer and supplier of commercial vehicle components, from 2008 until his retirement in 2011. He has served as the Chairman of the Board of Accuride from 2009 to 2012. On October 8, 2009 Accuride filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. On February 26, 2010, after successfully completing its plan of reorganization, Accuride emerged from Chapter 11 bankruptcy. Mr. Lasky served as President and Chief Executive Officer of JLG Industries, Inc., a diversified construction and industrial equipment manufacturer, from 1999 through 2006 and served as Chairman of the Board from 2001 through 2006.

Since 2011 Mr. Lasky has served as a director of Affinia Group, Inc., a designer, manufacturer and distributor of industrial grade replacement parts and services for automotive and heavy-duty vehicles.

In addition to his professional experience described above, the Company believes that Mr. Lasky should serve as a director because he provides in-depth industry knowledge, business acumen and leadership to the Board, which strengthens the Board’s collective qualifications, skills and experience.

George S. Mayes, Jr.

Mr. Mayes, 56, has served as a director since 2012. Mr. Mayes currently provides independent business consulting services. Previously, Mr. Mayes served as Executive Vice President and Chief Operating Officer of Diebold, Inc., a provider of integrated self-service delivery and security systems and services, from 2013 to 2015. Prior to that, he served as Executive Vice President of Operations from 2008, as Senior Vice President, Supply Chain Management from 2006 to 2008, and as Vice President, Global Manufacturing upon joining Diebold, Inc. in 2005.

Mr. Mayes has extensive experience in lean manufacturing and Six Sigma processes and has managed manufacturing facilities in Canada, Mexico, France, Hungary, Brazil, China, Poland, Italy and the United States.

The Company believes that Mr. Mayes should serve as a director because he provides in depth knowledge of manufacturing theories and operations, business acumen and leadership to the Board, which strengthens the Board’s collective qualifications, skills and experience.

7

Paul J. Schlather

Mr. Schlather, 63, has served as a director since 2009. Mr. Schlather currently provides independent business consulting services. Mr. Schlather was a partner at PricewaterhouseCoopers LLP, serving as co-head to the Private Client Service group from August 2002 until his retirement in 2008. Mr. Schlather currently provides independent business consulting services.

Mr. Schlather qualifies as an audit committee financial expert due to his extensive background in accounting and finance built through his career in public accounting. In addition to his professional and accounting experience described above, the Company believes that Mr. Schlather should serve as a director because he provides financial analysis and business acumen to the Board, which strengthens the Board’s collective qualifications, skills and experience.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

The Audit Committee of the Board currently anticipates appointing Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the year ending December 31, 2016. For 2015, Ernst & Young was engaged by us to audit our annual financial statements, assess our internal control over financial reporting and to perform audit-related and tax services. We expect that representatives of Ernst & Young will be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from shareholders.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. As a matter of good corporate governance, the Audit Committee requests that shareholders ratify its anticipated selection of Ernst & Young to serve as our independent registered public accounting firm for the Company’s 2016 fiscal year. The submission of this matter for approval by shareholders is not legally required, however, the Board believes that the submission is an opportunity for the shareholders to provide feedback on an important issue of corporate governance. If our shareholders do not approve the appointment of Ernst & Young, the appointment of our independent registered public accounting firm will be re-evaluated by the Audit Committee but will not require the Audit Committee to appoint a different accounting firm. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during fiscal 2016 if it determines that such a change would be in the best interests of the Company and our shareholders.

Approval of this proposal requires the affirmative vote of a majority of the common shares present in person or by proxy and entitled to be voted on the proposal at our Annual Meeting of Shareholders. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered common shares present and entitled to vote on the proposal and will not have a positive or negative effect on the outcome of this proposal, however, there should be no broker non-votes on this proposal because brokers should have the discretion to vote uninstructed common shares on this proposal.

The Board of Directors recommends that you vote FOR Proposal Two.

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Service Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed by and paid to Ernst & Young by fee category for the fiscal years ended December 31, 2015 and 2014. The Audit Committee has considered the scope and fee arrangements for all services provided by Ernst & Young, taking into account whether the provision of non-audit-related services is compatible with maintaining Ernst & Young’s independence.

	2015	2014
Audit Fees	$1,496,515	$1,810,555
Tax Fees	193,662	157,777
Total Fees	$1,690,177	$1,968,332

Audit Fees. Audit fees include fees associated with the annual audit of our financial statements, the assessment of our internal control over financial reporting as integrated with the annual audit of our financial statements, the quarterly reviews of the financial statements included in our SEC Form 10-Q filings, statutory and regulatory audits and general assistance with the implementation of new regulatory pronouncements.

Tax Fees. Tax fees relate to tax compliance and both domestic and international tax advisory services.

Pre-Approval Policy

The Audit Committee’s policy is to approve in advance all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee also pre-approves particular services on a case-by-case basis. In accordance with this policy, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. The Chairman may pre-approve services and inform the Audit Committee at the next scheduled meeting.

All services provided by Ernst & Young during fiscal year 2015, as noted in the previous table, were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described above.

Audit Committee Report

 In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility relating to corporate accounting, our reporting practices, and the quality and integrity of the financial reports and other financial information provided by us to any governmental body or to the public. Management is responsible for the financial statements and the financial reporting process, including assessing the effectiveness of the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for conducting audits and reviews of our audited financial statements in accordance with standards established by the Public Company Accounting Oversight Board, expressing an opinion on the conformity of the Company’s financial statements in accordance with generally accepted accounting principles, and auditing and reporting on the Company’s effectiveness of internal controls over financial reporting. The Audit Committee is comprised of five directors, each of whom is “independent” for audit committee purposes under the listing standards of the New York Stock Exchange (“NYSE”).

In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2015, with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm, Ernst & Young, the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communication with the Audit Committee concerning independence. The Audit Committee discussed Ernst & Young’s independence with Ernst & Young. The Audit Committee also considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

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The Audit Committee discussed with our internal audit director and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee also met with the internal audit director and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of the Company’s financial reporting.

Based on the above-referenced review and discussions with management, the internal audit director and Ernst & Young, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements for fiscal 2015 be included in the Company’s Annual Report on Form 10-K filed with the SEC.

The Audit Committee

Douglas C. Jacobs, Chairman
Ira C. Kaplan
William M. Lasky
George S. Mayes, Jr.
Paul J. Schlather

PROPOSAL THREE: SAY-ON-PAY

As required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) we provide our shareholders with the opportunity to cast an annual advisory non-binding vote to approve the compensation of its Named Executive Officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables) (a “say-on-pay proposal”). We believe that it is appropriate to seek the views of shareholders on the design and effectiveness of the Company’s executive compensation program.

At the Company’s 2015 Annual Meeting of Shareholders, 93% of the shares entitled to vote supported the Company’s 2015 say-on-pay proposal. The Compensation Committee believes this affirmed shareholders’ support of the Company’s approach to executive compensation.

Our goal for the executive compensation program is to attract, motivate, and retain a talented, entrepreneurial and creative team of executives to provide operational and strategic leadership for the Company’s success in competitive markets. We seek to accomplish this goal in a way that rewards performance and is aligned with our shareholders’ long-term interests. We believe that our executive compensation program, which emphasizes performance-based compensation and long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of our shareholders.

Base compensation is aligned to be competitive in the industry in which we operate. Performance-based compensation (cash and equity) represents 60-80% of each executive officer’s target compensation opportunity, with long-term incentives representing the majority of compensation. Targets for incentive compensation are based on financial performance targets and increasing shareholder value. The Compensation Committee retains the services of an independent compensation consultant to advise on competitive compensation and compensation practices.

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The Board recommends that shareholders vote FOR the following resolution:

“RESOLVED that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee. The Board and the Compensation Committee value the opinions of our shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

The affirmative vote of a majority of the common shares present or represented by proxy and voting at the Annual Meeting of Shareholders will constitute approval of this non-binding resolution. If you own common shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your common shares so that your vote can be counted on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be considered common shares present and entitled to vote on this proposal and will not have a positive or negative effect on the outcome of this proposal.

The Board of Directors recommends that you vote FOR Proposal Three.

PROPOSAL FOUR: ANNUAL INCENTIVE PLAN

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), annual compensation in excess of $1.0 million paid to the Company’s chief executive officer and the three other highest compensated executive officers excluding the chief executive officer and the principal/chief financial officer (collectively, the “Covered Executives”) is not deductible by the Company for federal income tax purposes. However, “performance-based compensation” is exempt from the $1.0 million deduction limit. For compensation to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m) certain conditions must be met, including shareholder approval of the material terms of the arrangement under which the compensation is paid. In addition, shareholders must reapprove the material terms every five years. On October 30, 2006, the Board adopted a written Annual Incentive Plan (the “AIP”), subject to shareholder approval. The AIP provides that the executive officers and other key employees selected by the Compensation Committee are eligible to receive annual bonuses, payable in cash based on the level of attainment of Company and individual performance goals over one-year performance periods. The AIP was initially approved by shareholders on May 7, 2007 and permitted awards to be granted through December 31, 2011. An Amended AIP approved by shareholders on May 9, 2011 extended the term of the AIP through December 31, 2016. A new AIP to be effective January 1, 2017 (the “New AIP”) is now being submitted for approval by the shareholders.

Vote Required for Approval

The affirmative vote of a majority of the votes cast in person or by proxy by shareholders represented and entitled to vote at the Annual Meeting of Shareholders is required for approval of the New AIP. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of the proposal. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against the proposal. No compensation will be paid under the New AIP to Covered Executives if the shareholders do not approve it. In the event that the New AIP is not approved by shareholders, payments made to certain of the Company’s executive officers outside the New AIP may not be deductible for federal income tax purposes under 162(m) of the Internal Revenue Code.

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Summary of the Material Provisions of the New AIP

Below is a summary of the significant terms of the New AIP. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the New AIP, a copy of which is attached as Appendix A to this proxy statement.

Purpose	To promote the growth, profitability and success of the Company by providing performance incentives for selected executive officers and key employees.

Administration of the New AIP	The Compensation Committee (the “Committee”) will administer the New AIP. The Committee will be comprised solely of “outside directors,” within the meaning of Internal Revenue Code Section 162(m), and NYSE independent directors. The Committee’s responsibilities pursuant to the New AIP will include (i) selecting the participants; (ii) determining the date awards are to be made; (iii) determining whether performance goals and other payment criteria have been satisfied; (iv) determining when awards should be paid; and (v) determining whether the amount of awards should be reduced. The Committee also will have the powers necessary to administer the New AIP, including the power to make rules and regulations, the power to interpret the New AIP, and the power to delegate certain of its powers and responsibilities.

Eligible Persons	Officers and other key employees of the Company or its subsidiaries; approximately 100 persons.

Awards	An award is an amount payable in cash to a participant if one or more performance objectives are met during the fiscal year, and if any other specified terms or conditions are satisfied. The Committee determines the amount of each award, the specific performance objectives that must be met for the award to be payable, and any other terms and conditions for the award.

Maximum Award	$2,000,000 per year to any employee who is selected to participate in the New AIP.

Reduction and Increase of Awards	The Committee may reduce the amount payable to any participant and increase the amount payable to any participant who is not a Covered Executive. In the case of any Covered Executive, the Committee may not increase the amount an individual is eligible to receive as calculated on the basis of the level of performance under the pre-established performance objectives.

Establishment of Performance Objectives	The Committee may establish performance objectives for awards to Covered Executives from the list set out below. Except in the case of mid-year hires, the Committee must designate performance objectives for awards to Covered Executives in writing during the first 90 days of the fiscal year, while the attainment of each designated objective is still uncertain. Performance objectives for other participants may consist of any measure selected by the Committee in its discretion at any time.

Types of Performance Objectives	Performance objectives established by the Committee may be based on one or more of the following criteria applicable to the Company, one or more of its subsidiaries, units, divisions or the grantee: increase in net sales; pretax income before allocation of corporate overhead and bonus; operating profit; net working capital; earnings per share; net income; revenue growth; attainment of division, group or corporate financial goals; return on shareholders’ equity; return on assets; other return measures (including, but not limited to, return on capital, invested capital, or average equity); cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment); capital and liquidity ratios; attainment of strategic and operational initiatives; attainment of one or more specific and measurable individual strategic goals; appreciation in or maintenance of the price of the Company’s common shares; increase in market share; gross profits; total return to shareholders; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; comparisons with various stock market indices or peer performance; or achievement of safety, succession planning, sustainability, share price or talent development objectives or reductions in labor or material costs.

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Termination of Employment	A participant forfeits his or her award if he or she terminates his or her employment during the performance year or after the performance year but prior to payment for reasons other than death or disability. If a participant terminates employment during a fiscal year or after the performance year but prior to payment because of death or disability, the Committee shall decide the amount which will be paid under the award, and when such payment will be made.

Amendment or Termination of the New AIP	The Board of Directors may amend, modify or terminate the New AIP in any manner at any time without the consent of any participant.

Term	No award may be granted under the New AIP for a performance year starting after December 31, 2021.

Shareholder Reapproval of the New AIP	Since the New AIP permits the Committee to select the performance criteria and to establish the targets for the performance goals each year, pursuant to regulations promulgated under Internal Revenue Code Section 162(m), the material terms of the performance objectives must be reapproved by the shareholders five years after the initial shareholder approval is obtained in order to maintain the exemption from deductibility limits under Internal Revenue Code Section 162(m).

The Board of Directors recommends that you vote FOR Proposal Four.

PROPOSAL FIVE: APPROVAL OF 2016 LONG-TERM INCENTIVE PLAN

The Company is seeking shareholder approval of the 2016 Long-Term Incentive Plan (“LTIP”) to assist the Company in achieving its goal of promoting long-term growth and profitability by enabling the Company to attract, retain and reward key employees and, therefore, align the interests of those employees with those of the Company’s shareholders. As described under the section heading “Executive Compensation,” the Company has made annual grants of restricted common shares, performance units and/or performance shares under the Amended and Restated Long-Term Incentive Plan, as amended (“Amended LTIP”) that is currently in place. By aligning compensation with performance, the Company believes that the use of share-based benefits as part of the Company’s compensation package is of fundamental importance in promoting the Company’s growth and continued success and is thus a substantial benefit to the Company’s shareholders and the Company. The description of the LTIP is subject to and qualified by reference to the full text of the LTIP, a copy of which is attached as Appendix B.

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As of March 28, 2016, there are 832,667 common shares available for issuance pursuant to grants or awards under the Amended LTIP. The Amended LTIP effectively expires on April 24, 2016 as it provides that no awards may be granted under it after April 24, 2016, provided however that awards granted prior to April 25, 2016 may remain in effect subject to their respective terms. The new LTIP reserves 1,800,000 common shares for issuance pursuant to grants or awards under it.

Summary of the 2016 Long-Term Incentive Plan:

•	The purpose of the LTIP is to promote the Company’s long-term growth and profitability by enabling the Company to attract, retain and reward key employees and officers and to strengthen the common interests of such employees and officers and the Company’s shareholders by offering key employees and officers equity or equity-based incentives. Key employees and officers of the Company and its subsidiaries or affiliates will be eligible to participate in the LTIP. As of March 28, 2016, approximately 100 key employees and officers were eligible to participate in the LTIP.

•	The Compensation Committee administers the LTIP and determines who receives awards, the type and amount of awards, the consideration, if any, to be paid for awards, the timing of awards and the terms and conditions of awards. Under the LTIP, the Compensation Committee may delegate its responsibilities as to the selection of and grant of awards to employees who are not executive officers of the Company or, subject to Section 16 of the Exchange Act, to the Company’s management in a manner consistent with applicable law. The Compensation Committee will have the authority to adopt, alter and repeal such rules, guidelines and practices governing the LTIP as it considers advisable and to interpret the terms and provisions of the LTIP and any award issued under the LTIP.

•	The Compensation Committee may grant stock options that (i) qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, (ii) do not qualify as incentive stock options, or (iii) both. To qualify as an incentive stock option, an option must meet certain requirements set forth in the Internal Revenue Code. Under the LTIP the maximum number of common shares which may be issued subject to incentive stock options is 250,000. Options are evidenced by a stock option agreement in the form approved by the Compensation Committee.

•	In addition, the Compensation Committee may make grants of restricted shares, restricted share units, deferred shares, share purchase rights, share appreciation rights in tandem with stock options, performance shares, performance share units, other share-based awards or any combination thereof.

•	Stock options will be exercisable and grants of restricted shares, restricted share units, performance units or performance shares, etc. will vest at such time or times as the Compensation Committee determines at the time of grant. In general, restricted shares are non-transferable prior to vesting. Additionally, if any stock option or grant of restricted shares or restricted share units is exercisable or becomes vested only in installments or after specified exercise dates, the Compensation Committee may waive such exercise provisions and accelerate any exercise date based on such factors as the Compensation Committee shall determine in its sole discretion. No consideration will be received by the Company for the granting of awards under the LTIP.

•	The exercise price of a stock option granted under the LTIP may not be less than 100% of the fair market value of the Company’s common shares on the date the stock option is granted, except that with respect to an incentive stock option, the exercise price may not be less than 110% of the fair market value of the Company’s common shares on the date of grant for participants who, on the date of grant, own more than 10% of the total combined voting power of all classes of shares of the Company or its parent or subsidiaries.

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•	The term of each stock option will be fixed by the Compensation Committee and may not exceed ten years from the date the stock option is granted, except that the term for incentive stock options may not exceed five years for participants who, on the date of grant, own more than 10% of the total combined voting power of all classes of shares of the Company or its parent or subsidiaries.

•	No participant in the LTIP may be granted stock options, share appreciation rights or other awards, including any performance shares, in any calendar year for more than 400,000 common shares.

•	In the event of any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, acquisition, split-up, spinoff, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event, and such event affects shares such that the Committee determines an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the LTIP, the Committee may adjust (i) the number of shares with respect to which awards may be granted or awarded, (ii) the number of shares subject to outstanding awards, (iii) the grant or exercise price with respect to any award, and (iv) the applicable limitations for grants to a participant.

•	The LTIP will not be qualified under Section 401(a) of the Internal Revenue Code and will not be subject to the provisions of the Employee Retirement Income Security Act of 1974.

•	The LTIP is intended to comply with Section 409A of the Internal Revenue Code. If it is determined that any amount to be paid to a “specified employee” (as such term is defined in Section 409A of the Internal Revenue Code) under the LTIP is considered “nonqualified deferred compensation” subject to Section 409A of the Internal Revenue Code, then such payment if made upon “separation from service”, as defined in Section 409A of the Internal Revenue Code, shall be delayed for six months and one day following the specified employee’s separation from service.

•	The Board of Directors may amend, alter or discontinue the LTIP as long as it does not impair the rights thereunder of any participant. The Board of Directors must submit to the Company’s shareholders for approval any amendments to the LTIP which require shareholder approval under Section 16 of the Exchange Act or the rules and regulations thereunder, or Section 162(m) of the Internal Revenue Code, or NYSE listing standards.

•	In the event there is a change in control (as defined in the LTIP) and a grantee’s termination of service within two years of a change in control, then (i) any stock options awarded under the LTIP not previously exercisable and vested shall become fully exercisable and vested upon the termination of the employment of the participant by the Company other than for cause or by the participant for good reason; (ii) any share appreciation rights shall become immediately exercisable upon the termination of employment of the participant by the Company other than for cause or by the participant for good reason; (iii) the restrictions applicable to any restricted shares or restricted share units, performance shares or performance share units, deferred shares, share purchase rights and other share-based awards shall lapse and such shares and awards shall be deemed fully vested upon the termination of employment of the participant by the Company other than for cause or by the participant for good reason (provided that any award subject to Section 409A of the Internal Revenue Code shall be settled in accordance with the terms of the grant and without regard to the change of control unless the change in control also constitutes a “change in control event” within the meaning of Section 409A of the Internal Revenue Code and such termination of employment occurs within two years); and (iv) unless otherwise determined by the Committee, the payout of performance shares and performance share units shall be determined exclusively by the attainment of the performance goals established by the Committee, which may not be modified after the change in control, and the Company shall not have the right to reduce the awards after the change in control for any other reason.

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•	For purposes of restricted shares, deferred shares, share purchase rights, share appreciation rights, performance units, performance shares and other share-based awards granted under the LTIP that are intended to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code, the Committee may establish performance objectives from the list set out below.

•	Performance objectives established by the Committee may be based on one or more of the following criteria applicable to the Company, one or more of its subsidiaries, units, divisions or the participant: increase in net sales, pretax income before allocation of corporate overhead and bonus; operating profit; net working capital; earnings per share; net income; revenue growth; attainment of division, group or corporate financial goals; return on shareholders’ equity; return on assets; other return measures (including, but not limited to, return on capital, invested capital, or average equity); cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment); capital and liquidity ratios; attainment of strategic and operational initiatives; attainment of one or more specific and measurable individual strategic goals; appreciation in or maintenance of the price of the Company’s common shares; increase in market share; gross profits; total return to shareholders; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; comparisons with various stock market indices or peer performance; achievement of safety, succession planning, sustainability, share price or talent development objectives or reductions in labor or material costs.

•	No awards or grants may be made under the LTIP until shareholders approve it. See Executive Compensation on page 23, including Compensation Discussion and Analysis (page 23), Summary Compensation Table (page 32) and Grants of Plan-Based Awards (page 33) for information about awards made under the Amended LTIP to the Company’s Named Executive Officers. In 2015, awards representing 429,055 common shares were made to the Company’s executive officers as a group, and 138,940 common shares to all employees (excluding executive officers) as a group. Directors are not eligible for awards under the LTIP.

•	On March 28, 2016, the closing price of common shares of the Company on the New York Stock Exchange was $14.51.

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Federal Income Tax Consequences

The following summary of the federal income tax consequences applicable to options awarded under the LTIP is only a general summary of the applicable provisions of the Internal Revenue Code and regulations promulgated thereunder as in effect on the date of this proxy statement. The actual federal, state, local and foreign tax consequences to the participant may vary depending upon his or her particular circumstances.

Incentive Stock Options

An incentive stock option results in no taxable income to the participant or a deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the participant. If the participant holds the shares received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the shares (generally the amount received in excess of the option price) is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the participant will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be either a long-term or a short-term capital gain depending on whether the participant has held the shares for more than one year. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the participant’s income as compensation. The participant’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

If an incentive stock option is exercised by tendering previously owned common shares, the following generally will apply: a number of new shares equal to the number of previously owned common shares tendered will be considered to have been received in a tax-free exchange; the participant’s basis and holding period (except for the disqualifying disposition period) for such number of new common shares will be equal to the basis and holding period of the previously owned common shares exchanged. To the extent that the number of common shares received exceeds the number of common shares surrendered, no taxable income will be realized by the participant at that time; such excess common shares will be considered incentive stock option stock with a zero basis; and the holding period of the participant in such common shares will begin on the date such common shares are transferred to the participant. If the common shares surrendered were acquired as the result of the exercise of an incentive stock option and the surrender takes place within two years from the date the incentive stock option relating to the surrendered common shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the participant will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the common shares surrendered over the basis of such common shares. If any of the common shares received are disposed of in a disqualifying disposition, the participant will be treated as first disposing of the common shares with a zero basis.

Non-qualified Stock Options

Provided that the exercise price is not less than the market value of a share at grant, a non-qualified stock option results in no taxable income to the participant or deduction to the Company at the time it is granted. A participant exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Internal Revenue Code, the Company will be allowed a deduction for federal income tax purposes in the year of exercise in an amount equal to the taxable compensation recognized by the participant.

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The participant’s basis in such common shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the common shares will be a long-term or short-term gain (or loss), depending upon the holding period of the common shares.

If a non-qualified option is exercised by tendering previously owned common shares, the following generally will apply: a number of new common shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the participant’s basis and holding period for such number of new common shares will be equal to the basis and holding period of the previously owned common shares exchanged. The participant will have compensation income equal to the fair market value on the date of exercise of the number of new common shares received in excess of such number of exchanged common shares; the participant’s basis in such excess common shares will be equal to the amount of such compensation income; and the holding period in such common shares will begin on the date of exercise.

Restricted Shares

A participant will not recognize any taxable income upon the grant of restricted shares unless the participant makes a voluntary election to recognize income at grant under Section 83(b) of the Internal Revenue Code. Upon the expiration of a restriction period for restricted shares, whether such period lapses due to the satisfaction of certain pre-established performance criteria or due solely to the lapse of time, the participant will recognize compensation income and the Company will be entitled to a deduction equal to the value of the shares that the participant receives.

Internal Revenue Code Section 162(m)

Under Section 162(m) of the Internal Revenue Code, the Company’s allowable federal income tax deduction for compensation paid to certain of the Company’s executive officers is limited to $1.0 million per year per officer. “Performance-based compensation” is generally excluded from this deduction limit. The amount includible in income of a participant on exercise of a nonqualified stock option under the LTIP is intended to qualify as performance-based compensation under Section 162(m) and the regulations thereunder, which require the LTIP to have been approved by the shareholders.

Vote Required for Approval

The affirmative vote of a majority of the votes cast in person or by proxy by shareholders represented and entitled to vote at the Annual Meeting of Shareholders is required for approval of the LTIP. Broker non-votes will not be treated as votes cast and will not have a positive or negative effect on the outcome of the proposal. Abstentions will be treated as votes cast and, consequently, will have the same effect as votes against the proposal.

The Board of Directors recommends that you vote FOR Proposal Five.

CORPORATE GOVERNANCE

Corporate Governance Documents and Committee Charters

The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers and the charters of the Board of Directors’ Audit, Compensation, and Nominating and Corporate Governance committees are posted on our website at www.stoneridge.com. Written copies of these documents are available without charge to any shareholder upon request. Requests should be directed to Investor Relations at the address listed on the Notice of Annual Meeting of Shareholders.

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Corporate Ethics Hotline

We established a corporate ethics hotline as part of our Whistleblower Policy and Procedures to allow persons to lodge complaints about accounting, auditing and internal control matters, and to allow an employee to lodge a concern, confidentially and anonymously, about any accounting and auditing matter. Information about lodging such complaints or making such concerns known is contained in our Whistleblower Policy and Procedures, which is posted on our website at www.stoneridge.com.

Director Independence

The NYSE rules require listed companies to have a Board of Directors comprised of at least a majority of independent directors. Under the NYSE rules, a director qualifies as “independent” upon the affirmative determination by the Board of Directors that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has not adopted categorical standards of independence. The Board has determined that the following directors and nominees for election as a director are independent:

Jeffrey P. Draime	Kim Korth	George S. Mayes, Jr.
Douglas C. Jacobs	William M. Lasky	Paul J. Schlather
Ira C. Kaplan

The Board of Directors’ Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to us. The Audit Committee regularly reviews enterprise-wide risk management, which includes treasury risks (foreign exchange rates, and credit and debt exposures), financial and accounting risks, legal and compliance risks, and other risk management functions. The Compensation Committee considers risks related to the attraction and retention of talent and related to the design of compensation programs and arrangements. The full Board considers strategic risks and opportunities and regularly receives reports from management on risk and from the committees regarding risk oversight in their areas of responsibility.

Compensation Policies and Risk

Our policies and overall compensation practices for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company. The compensation policies are generally consistent for all of our business units.

In addition, incentives are not designed, and do not create, risks that are reasonably likely to have a material adverse effect on the Company as all incentives reward growth and profitability. Our various incentive programs are based on our consistent growth and continued profitability, relying, for example, on the total return on investment, operating profit and total shareholder return. As such, they do not encourage employees to take risks to the detriment or benefit of our results in order to receive incentive compensation, nor are they reasonably likely to have a material adverse effect on the Company.

Anti-Hedging Policy

Our Insider Trading Policy prohibits Company directors, officers and key employees covered by the pre-clearance procedures of the Insider Trading Policy from engaging in hedging transactions designed to offset decreases in the market value of the Company’s securities, including transactions in put options, call options or other derivative securities, on an exchange or in any other organized market, prepaid variable forwards, equity swaps, collars and exchange funds.

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Anti-Pledging Policy

Our Insider Trading Policy prohibits directors, officers and key employees covered by the pre-clearance provisions of the Insider Trading Policy from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

The Board of Directors

In 2015 the Board held seven meetings. Each Board member attended at least 90% of the meetings of the Board and of the committees on which he or she serves. Our policy is that directors are to attend the Annual Meeting of Shareholders. All of our current directors attended the 2015 Annual Meeting of Shareholders. Mr. Lasky has been appointed as the lead independent director by the independent directors to preside at the executive sessions of the independent directors. The Board’s independent directors meet regularly in executive session. All directors, except Mr. DeGaynor, the Company’s President and Chief Executive Officer (“CEO”), are independent.

Leadership of the Board

The Board does not have a formal policy regarding the separation of the roles of CEO and Chairman of the Board as the Board believes it is in the best interest of the Company and our shareholders to make that determination based on the position and direction of the Company and the membership of the Board. At this time, the Board has determined that having an independent director serve as Chairman is in the best interest of the Company and our shareholders. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits our President and CEO to devote more time focusing on the strategic direction and management of our day-to-day operations.

Committees of the Board

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. These committees are the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is independent as defined under the listing standards of the NYSE. The table below shows the composition of the Board’s committees:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Douglas C. Jacobs*	Jeffrey P. Draime	Jeffrey P. Draime
Ira C. Kaplan	Douglas C. Jacobs	Ira C. Kaplan
William M. Lasky	Kim Korth*	Kim Korth
George S. Mayes, Jr.	William M. Lasky	William M. Lasky*
Paul J. Schlather

* Committee Chairperson

Audit Committee.

This committee held eight meetings in 2015. Information regarding the functions performed by the Audit Committee is set forth in the “Audit Committee Report,” included in this Proxy Statement. The Board has determined that each Audit Committee member is financially literate under the listing standards of the NYSE. The Board also determined that Mr. Jacobs and Mr. Schlather each qualify as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. In addition, under the Sarbanes-Oxley Act of 2002 and the NYSE rules mandated by the SEC, members of the audit committee must have no affiliation with the issuer, other than their Board seat, and receive no compensation in any capacity other than as a director or committee member. Each member of the Audit Committee meets this additional independence standard applicable to audit committee members of NYSE listed companies.

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Compensation Committee.

This committee held four meetings in 2015. Each member of our Compensation Committee meets the independence requirements of the NYSE, including the enhanced independence requirements applicable to Compensation Committee members under NYSE rules, is a non-employee director under Rule 16b-3 of the Exchange Act and is an outside director under Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for establishing and reviewing our compensation philosophy and programs with respect to our executive officers; approving executive officer compensation and benefits; recommending to the Board the approval, amendment and termination of incentive compensation and equity-based plans; and certain other compensation matters, including director compensation. Our CEO makes recommendations regarding compensation of other officers to the Compensation Committee. The Compensation Committee can exercise its discretion in modifying any amount presented by our CEO. The Compensation Committee regularly reviews the total compensation obligations to each of our executive officers. During 2015, the Compensation Committee retained Total Rewards Strategies LLC to provide compensation related consulting services. Specifically, the compensation consultant provided relevant market data, current trends in executive and director compensation and advice on program design. In accordance with its charter, the Compensation Committee may delegate power and authority as it deems appropriate for any purpose to a subcommittee of not fewer than two members.

Nominating and Corporate Governance Committee.

This committee held three meetings in 2015. The purpose of the Nominating and Corporate Governance Committee is to evaluate the qualifications of director nominees, to recommend candidates for election as directors, to make recommendations concerning the size and composition of the Board, to develop and implement our corporate governance policies and to assess the effectiveness of the Board.

Nominations and Nomination Process

It is the policy of the Nominating and Corporate Governance Committee to consider individuals recommended by shareholders for membership on the Board. If a shareholder desires to recommend an individual for membership on the Board, then that shareholder must provide a written notice (the “Recommendation Notice”) to the Secretary of the Company at Stoneridge, Inc., 9400 East Market Street, Warren, Ohio 44484, on or before January 15 for consideration by this committee for that year’s election of directors at the Annual Meeting of Shareholders.

In order for a recommendation to be considered by the Nominating and Corporate Governance Committee, the Recommendation Notice must contain, at a minimum, the following:

•	the name and address, as they appear on the Company’s books, and telephone number of the shareholder making the recommendation, including information on the number of common shares owned and date(s) acquired, and if such person is not a shareholder of record or if such common shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity;
•	the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience, and qualifications of that individual;
•	a written acknowledgment by the individual being recommended that he or she has consented to the recommendation and consents to the Company undertaking an investigation into that individual’s background, experience, and qualifications in the event that the Nominating and Corporate Governance Committee desires to do so;

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•	any information not already provided about the person’s background, experience and qualifications necessary for us to prepare the disclosure required to be included in our proxy statement about the individual being recommended;
•	the disclosure of any relationship of the individual being recommended with us or any of our subsidiaries or affiliates, whether direct or indirect; and
•	the disclosure of any relation of the individual being recommended with the shareholder, whether direct or indirect, and, if known to the shareholder, any material interest of such shareholder or individual being recommended in any proposals or other business to be presented at our Annual Meeting of Shareholders (or a statement to the effect that no material interest is known to such shareholder).

The Nominating and Corporate Governance Committee determines, and periodically reviews with the Board, the desired skills and characteristics for directors as well as the composition of the Board as a whole. This assessment considers the directors’ qualifications and independence, as well as diversity, age, skill, and experience in the context of the needs of the Board. Directors should share our values and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board activities and the willingness to do so. The Nominating and Corporate Governance Committee does not have a formal policy specifically focusing on the consideration of diversity; however, diversity is one of the factors that the Nominating and Corporate Governance Committee considers when identifying candidates and making its recommendations to the Board. In addition to the foregoing considerations, generally with respect to nominees recommended by shareholders, the Nominating and Corporate Governance Committee will evaluate such recommended nominees considering the additional information regarding them contained in the Recommendation Notices. When seeking candidates for the Board, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management and third-party search firms. Ultimately, the Nominating and Corporate Governance Committee will recommend to the Board prospective nominees who the Nominating and Corporate Governance Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term best interests of our shareholders.

The Nominating and Corporate Governance Committee recommended to the Board each of the nominees identified in “Election of Directors” starting on page 5 of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Board’s Compensation Committee served as an officer at any time or as an employee during 2015. Additionally, no Compensation Committee interlocks existed during 2015.

Communications with the Board of Directors

The Board believes that it is important for interested parties to have the ability to send communications to the Board. Persons wishing to communicate with the Board may do so by sending a letter to the Secretary of the Company at Stoneridge, Inc., 9400 East Market Street, Warren, Ohio 44484. The envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must identify the author and clearly state whether the intended recipients are all members of the Board or certain specified individual directors (such as the lead independent director or non-management directors as a group). The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. The directors are not spokespeople for the Company and responses or replies to any communication should not be expected.

Transactions with Related Persons

There were no reportable transactions involving related persons in 2015.

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Review and Approval of Transactions with Related Persons

The Board has adopted a written statement of policy with respect to related party transactions. Under the policy, a related party transaction is a transaction required to be disclosed pursuant to Item 404 of Regulation S-K or any other similar transaction involving the Company or the Company’s subsidiaries and any Company employee, officer, director, 5% shareholder or an immediate family member of any of the foregoing if the dollar amount of the transaction or series of transactions exceeds $25,000. A related party transaction will not be prohibited merely because it is required to be disclosed or because it involves related parties. Pursuant to the policy, such transactions are presented to the Nominating and Corporate Governance Committee for evaluation and approval by the committee, or if the committee elects, by the full Board. If the transaction is determined to involve a related party, the Nominating and Corporate Governance Committee will either approve or disapprove the proposed transaction. Under the policy, in order to be approved, the proposed transaction must be on terms that are fair to the Company and are comparable to market rates, where applicable.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2015 Overview

We performed as expected during 2015, managing through fluctuating currencies and economies. Our continued improvements in our Control Devices and Electronics segments allowed us to mitigate the impact of currency changes and the challenging economic conditions in Brazil. We maintained our focus on successful product launches and adjusted our cost structures to account for changes in demand.

During 2015, we had a change in our leadership. Jonathan B. DeGaynor was appointed President and Chief Executive Officer on March 30, 2015. After a transition period, John C. Corey retired from the Company effective June 30, 2016. Mr. Corey is included in the following compensation disclosure tables for the period he was an employee.

The actions of the Compensation Committee (the “Committee”) and our pay-for-performance philosophy functioned such that compensation earned by our executives was aligned with our financial performance for 2015. Highlights from the year and our performance are as follows:

•	We continued to focus on the successful launch of new platforms including our new shift by wire programs. These new programs represent a significant organic growth opportunity for the Company in 2016.

•	We continued to manage through the challenging economic conditions in Brazil proactively realigning our cost structure based on weakness in the Brazilian economy and automotive market. We have focused on reducing costs, improving our supply chain and reducing inventory levels. Also, we have hired a new Chief Operating Officer at PST to further strengthen its operations, supply chain and commercial efforts.

•	Our business units have begun focusing on profitable and sustainable top line growth by developing a clear current and future vision of our products, technologies and targeted customers.

•	Net sales decreased from the prior year primarily due to lower sales at our PST segment, predominantly due to an unfavorable foreign currency translation and a weakening Brazilian economy, which was offset by higher North American automotive market sales in our Control Devices segment. Our Electronics segment’s sales increased slightly due to sales volume growth which was substantially offset by unfavorable foreign currency translation.

•	Income from continuing operations, excluding the impact of the $40.2 million goodwill impairment and $10.6 million loss on extinguishment of debt reported in 2014, increased by $9.9 million over the prior year, primarily due to lower interest expense as a result of the debt refinancing in the second half of 2014.

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As a result:

•	Our consolidated operating results fell slightly below the target levels for our Annual Incentive Plan (AIP) while our free cash flow and return on invested capital exceeded the established targets resulting in an overall weighted achievement of 98% of target for the consolidated portion of the AIP.

•	Our Control Devices segment exceeded targets for all of their divisional financial metrics and earned 112.5% of target for their divisional portion of the AIP.

•	Our Electronics and PST divisions did not meet the divisional financial objectives as set forth under the AIP, therefore no payout was earned for the divisional portion.

•	Under our long-term incentive plan, our earnings per share for 2015 exceeded the 2015 EPS performance target. This, combined with the annual EPS performance from 2013 and 2014, resulted in total EPS phantom share awards of 69% of target being earned for the 2013-2015 performance period. Additionally, for the three year total shareholder return performance component, our shareholder return was greater than any of the other companies in our peer group resulting in the maximum TSR awards being earned for the 2013-2015 performance period.

Compensation Philosophy and Objectives

Our Company’s compensation programs for executive officers are designed to attract, retain, motivate, and reward talented executives who advance our strategic, operational and financial objectives and thereby enhance shareholder value. The primary objectives of our compensation programs for executive officers are to:

•	attract and retain talented executive officers by providing a compensation package that is competitive with that offered by similarly situated companies;

•	create a compensation structure under which a substantial portion of total compensation is based on achievement of performance goals; and

•	align total compensation with the objectives and strategies of our shareholders and business.

We have a commitment to formulate the components of our compensation program under a pay-for-performance philosophy. A substantial portion of our executive officers’ annual and long-term compensation is tied to quantifiable measures of the Company’s financial performance and therefore will not be earned if targeted performance is not achieved, as demonstrated in the 2015 Overview, above.

We established the various components of our 2015 compensation payments and awards to meet our objectives as follows:

Objective Addressed
Type of Compensation	Competitive Compensation	Performance Objective	Retention
Base salary	✓
Annual incentive plan awards	✓	✓
Equity-based awards	✓	✓	✓
Benefits and perquisites	✓

Mix of Compensation

Our executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value. A large part of our executive officers’ annual and long-term compensation is at-risk. The portion of compensation at-risk increases with the executive officer’s position level. This provides more upside potential and downside risk for more senior positions because these roles have greater influence on our performance as a whole.

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Total Target Compensation

Total target compensation is the value of the compensation package that is intended to be delivered if performance goals are met. Actual compensation depends on the annual and long-term incentive compensation payout levels based upon the applicable performance achievement and, for long-term awards, the price of our common shares. The following charts show the weighting of each element of total target compensation for the CEO and the other Named Executive Officers (“NEO”). These charts demonstrate our pay-for-performance philosophy, as annual and long-term incentive compensation comprises the majority of total target compensation.

Determination of Compensation

We have structured our executive officers’ compensation to provide competitive compensation to attract and retain executive officers, to motivate them to achieve our strategic goals and to reward them for achieving such goals. The Committee historically retains an independent compensation consultant to assist the Committee. For 2015, the Committee retained Total Rewards Strategies LLC (“TRS”) to assist the Committee with the following: keeping it appraised about relevant trends and technical developments during its meetings; providing consulting advice regarding long-term incentive and change in control arrangements; providing peer group analysis; and providing market data for the CEO position and other executive officers. Additionally, when setting the compensation of the other executive officers, the Committee considers recommendations and evaluations from the CEO.

Our executive officers are eligible to receive two forms of annual cash compensation – base salary and an annual incentive award – which together constitute an executive officer’s total annual cash compensation. Please note that “total annual cash compensation,” as discussed in this Compensation Discussion and Analysis, differs from the “Total Compensation” column of the Summary Compensation Table on page 32, which includes long-term incentive, perquisites and other forms of compensation valued on a basis consistent with financial statement reporting requirements. The levels of base salary and the annual incentive award for our executive officers are established annually under a program intended to maintain parity with the competitive market for executive officers in comparable positions. Our executive compensation levels are designed to be generally aligned with the 50th percentile of competitive market levels (using our peer group) for each position.

There is no pre-established policy or target for the allocation between cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews competitive market compensation information provided by our compensation consultant and considers the Company’s historical compensation practices in determining the appropriate level and mix of incentive compensation for each executive position.

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Compensation Benchmarking and Comparator Group

The comparator group is comprised of some of our direct competitors and a broader group of companies in the electronic and motor vehicle parts manufacturing industries that the Committee believes is representative of the labor market from which we recruit executive talent. Factors used to select the comparator group of companies include industry segment, revenue, profitability, number of employees and market capitalization. The Committee reviews and approves the comparator group annually. The companies in the comparator group used in 2015 executive compensation decisions were:

Accuride	Drew Industries	Modine Manufacturing
Altra Holdings	Encore Wire	Richardson Electronics
American Axle	EnPro Industries	Spartan Motors
AMETEK	Esterline Technologies	Standard Motor Products
AVX	Gentex	Superior Industries International
CIRCOR International	Graco	Tennant
Commercial Vehicle Group	Kaydon	Titan International
CTS	KEMET	Trimas
Dana	Littelfuse	Wabash National
Dorman Products	Meritor

In 2014, the median sales revenue for the comparator group was $1.2 billion while our revenue from continuing operations was $661.0 million.

TRS provides the Committee with the 50th and 75th percentiles of the comparator group for base salary, cash bonus, long-term incentives and total overall compensation. The Committee uses as a primary reference point the 50th percentile when determining base salary, annual incentive and long-term incentive targets; each element of pay is adjusted to reflect competitive market conditions. The goal of the executive compensation program is to provide overall compensation at the 50th percentile of pay practices of the comparator group of companies. Actual target pay for an individual may be more or less than the referenced percentiles based on the Committee’s evaluation of the individual’s performance and potential. Consistent with the Committee’s philosophy of pay-for-performance, incentive payments can exceed target levels only if overall Company financial targets are exceeded and will fall below target levels if overall financial goals are not achieved.

Consideration of Shareholder Advisory Vote on Executive Compensation

At our 2015 Annual Meeting of Shareholders, our shareholders approved our compensation advisory resolution with 93% of the shares entitled to vote approving the 2014 executive compensation described in our 2015 Proxy Statement. The Committee believes the shareholders vote affirms the Company’s approach to executive compensation and decided not to materially alter our compensation policies and programs for 2015.

Elements of Compensation

In 2015 the elements of compensation for our executive officers were:

•	Base salary;
•	Annual cash incentive award;
•	Long-term equity-based incentive awards; and
•	Benefits and perquisites.

Although all named executive officers are eligible to participate in the same compensation and benefit programs, Mr. DeGaynor is the only current NEO whose compensation is governed by an employment agreement. The terms of Mr. DeGaynor’s employment agreement are described under “Employment Agreements.” John C. Corey, our former President and Chief Executive Officer, had compensation that was governed by an employment agreement.

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Base Salaries

Base salary is the foundation of our compensation programs. The annual cash incentive compensation awards and long-term incentive awards are based on a percentage of base compensation. The base salary is set at competitive market levels to attract and retain our executive officers. Base salary levels for our executive officers are set on the basis of the executive’s responsibilities, the current general industry and competitive market data, as discussed above. In each case, due consideration is given to personal factors, such as the individual’s experience, competencies, performance and contributions, and to external factors, such as salaries paid to similarly situated executive officers by like-sized companies. The Committee considers the evaluation and recommendation of the CEO in determining the base salary of the other executive officers. The Committee generally approves all executive officer base salaries at its December meeting, which become effective January 1 of the following year. Executive officers base salaries remain fixed throughout the year unless a promotion or other change in responsibilities occurs. The “Salary” column of the Summary Compensation Table lists the NEO’s base salary for 2015.

Annual Incentive Awards

Our executive officers participate in our Annual Incentive Plan (“AIP”) which provides for annual cash payments based on the achievement of specific financial goals. As described above, the Company believes that a substantial portion of each executive’s overall compensation should be directly tied to quantifiable measures of financial performance. In March 2015, the Committee approved the Company’s 2015 AIP targets and metrics. The AIP targets are expressed as a percentage of the executive officer’s base salary.

For 2015, the structure of our AIP included both consolidated financial performance metrics and, where appropriate, divisional focused metrics to incentivize specific performance. The financial performance elements, weighting, target metrics, and achievement for our NEOs are summarized as follows:

	Weight	Target Metric	Achievement
For Mr. Corey, Mr. DeGaynor, Mr. Strickler, Mr. Beaver and Mr. Adante:
Consolidated Metrics:
Operating profit	60%	$31.8 million	86%
Free cash flow	20%	$24.8 million	117%
Return on invested capital	20%	10.4%	115%

For Mr. Sloan:
Consolidated Metrics:
Operating profit	20%	$31.8 million	86%
Free cash flow	10%	$24.8 million	117%
Return on invested capital	10%	10.4%	115%
Divisional Metrics:
Operating income	30%	$36.1 million	179%
Free cash flow	15%	$12.2 million	200%
Return on invested capital	15%	24.7%	192%

The consolidated and divisional financial performance target metrics were based on our 2015 business plan and were intended to be challenging but achievable based on industry conditions known at the time they were established. Under the 2015 AIP, the minimum level for achievement for the consolidated and divisional financial metrics was based on 80% of target while the maximum level was based on 130% of target. The following table provides the 2015 AIP target as a percent of base salary, as a dollar amount and the dollar achievement for our NEOs:

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	Target Percent of Base Salary	Target	Achieved

John C. Corey	95%	$343,663	$336,676
Jonathan B. DeGaynor	100%	378,846	371,144
George E. Strickler	70%	268,870	263,404
Thomas A. Beaver	50%	158,500	155,278
Richard P. Adante	50%	121,100	118,638
Michael D. Sloan	55%	169,400	258,980

For each performance metric, specific levels of achievement for minimum, target, and maximum were set as described above. At target, 100% payout is achieved for each element of the plan; at maximum, 200% payout is achieved; and at minimum, 50% payout is achieved. Below the minimum, no incentive compensation is earned. Minimum achievement under the Operating Income metric is required for the other metrics to payout above their minimum levels. The AIP incentive compensation payout earned between the minimum and maximum levels is prorated. The payment of compensation under the 2015 plan was subject to our overall performance and is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Incentive Awards

Under our Amended and Restated Long-Term Incentive Plan, as amended (“LTIP”), all executive officers may be granted share options, restricted common shares and other equity-based awards. Under our Long-Term Cash Incentive Plan (“LTCIP”), all executive officers may be granted awards payable in cash. We believe that long-term incentive awards are a valuable motivation and retention tool and provide a long-term performance incentive to management. The long-term awards are calculated based on the fair value of the shares, shares equivalent or cash at the time of grant. In 2015, all long-term awards were granted under the LTIP.

The percentages as a multiple of base salary are typically representative of the competitive market data obtained during the annual compensation review process described above. The expected awards are subject to adjustment based on differences in the scope of the executive officer’s responsibilities, performance and ability.

Long-term equity-based incentives are an important tool for retaining executive talent. For 2015, we granted to our executive officers time-based share units, or the right to receive common shares, under the LTIP equal to the equivalent of 45% of the fair value calculation based on the 50th percentile of comparative market data. If the executive officer remains an employee at the end of the three year vesting period, the time-based share units will be vested and common shares (on a one-for-one basis for each share unit vested) will be issued to the executive officer. The grant date fair value of the time-based share units is included in the “Stock Awards” column of the Summary Compensation Table. The time-based share units awarded in 2015 are included in the “All Other Stock Awards” column of the Grants of Plan-Based Awards table.

Long-term equity-based incentives are also important to linking our executive officers’ overall compensation to shareholder return. For 2015, we granted performance share awards under the LTIP to our executive officers based on total shareholder return (“TSR”) targeting approximately 20% of the long-term incentive fair value calculation based on the 50th percentile of comparative market data. These awards vest based on our TSR over a three year period, when compared to TSR for a Peer Group of companies over the same period. If our TSR is equal to the 50th percentile of the Peer Group TSR performance, the target number of performance shares will be vested and common shares (on a one-for-one basis for each performance share vested) will be issued to the executive officer. If our TSR is less than the 25th percentile (minimum) of the Peer Group TSR performance, no performance shares will be vested and if our TSR is equal to the 75th percentile (maximum) or greater of the Peer Group TSR performance, all performance shares will be vested and common shares (on a one-for-one basis for each performance share vested) will be issued to the executive officer. Provided the executive officer remains employed, and depending on TSR performance, the number of performance shares that are earned prorates between the 25th and 75th percentile. The 2015 TSR Peer Group is comprised of a subset of companies from the executive compensation comparator group and is comprised of the following companies:

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Accuride	Esterline Technologies	Modine Manufacturing
American Axle & Manufacturing	Gentex	Standard Motor Products
Commercial Vehicle Group	Graco	Superior Industries International
CTS	Littelfuse	Titan International
EnPro Industries	Meritor

In 2015 we also granted performance shares under our LTIP to our executive officers based on earnings per shares (“EPS”) targeting approximately 35% of the long-term incentive fair value calculation based on the 50th percentile of comparative market data. These awards vest based on our actual annual EPS over three annual performance periods, when compared to minimum, target and maximum annual EPS amounts over the same period. For the 2015 grants, the annual performance period target EPS was or will be set using our Board approved annual budget at the first regular meeting of each year in the performance period. Minimum EPS is generally established at 70% of target and maximum EPS is generally established at 130% of target for each annual performance period. The annual EPS metric for the 2015 performance period was established at a target of $0.82. The metrics are intended to be challenging but achievable based on industry conditions known at the time they are established. Provided the executive officer remains employed, and depending on annual EPS performance, the number of performance shares vested prorates between minimum and maximum amounts. Actual EPS performance below the minimum level results in no vested performance shares for the annual performance period. For the 2015 annual performance period, achievement was between the target and maximum levels. The performance shares awarded in 2015 are included in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns of the Grants of Plan-Based Awards table. If vested, performance shares related to the EPS metric will be paid by the issuance on a one-for-one basis of common shares.

The Committee’s practice has been to approve the long-term incentive awards at the first regular meeting of the calendar year. Awards were approved for granting in March 2015 to coordinate with the appointment of the new President and CEO. As a general practice, awards under the long-term incentive plans are approved once a year unless a situation arises whereby a compensation package is approved for a newly hired or promoted executive officer and equity-based compensation is a component.

Perquisites

We provide executive officers with perquisites we and the Committee believe are reasonable and consistent with its overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites provided to executive officers.

Perquisites that are provided to executive officers are different by individual and could include an auto allowance, spousal travel and country club dues. The incremental costs of the perquisites listed above for the NEOs are included in the “All Other Compensation” column of the Summary Compensation Table.

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Employment Agreements

On March 16, 2015 we entered into an employment agreement with Mr. DeGaynor (the “DeGaynor Agreement”). The DeGaynor Agreement has an initial term of twenty-one months ending on December 31, 2016, and will be automatically renewed for one year every year thereafter unless either party delivers notice of termination before the end of the term. The agreement provides the payment of a base salary of $500,000; participation in the Company’s annual incentive plan (“AIP”) at a target of 100% of base salary; relocation benefits; a monthly car allowance; and participation in the Company’s customary benefit plans for senior executive officers. The DeGaynor Agreement provides for a minimum guaranteed AIP bonus for the 2015 year of not less than 50% of base salary paid. In addition, under the DeGaynor Agreement the Company agreed to grant Mr. DeGaynor certain share-based awards under the LTIP on March 30, 2015. He was granted a regular 2015 award and a one-time special award. Under the regular 2015 award 45% of the award is time-based and 55% is performance-based (with 35% based on the three year annual EPS and 20% based on cumulative three year relative total shareholder return) and the fair value of the award was $750,000 on the grant date. Under the one-time special award 50% of the award is time-based and 50% is performance-based (with 35% based on the three year annual EPS and 15% based on cumulative three year relative total shareholder return), the fair value of the award on the grant date was $1,000,000. The time-based portion of the special award will vest 50% in two years and 50% in three years and the performance-based portion of the special award will vest (if earned) in three years.

In addition, if Mr. DeGaynor is terminated without cause, we will be obligated to pay him the sum of his annual base salary and target annual salary as well as health and welfare benefits for 12 months.

On March 16, 2015 the Company and Mr. Corey entered into an Agreement Upon Retirement (the “Corey Agreement”). Pursuant to the Corey Agreement, Mr. Corey’s current employment agreement was terminated. The Corey Agreement provided that Mr. Corey continue to serve as President and CEO until March 30, 2015 after which time he continued as a Company employee serving in an executive advisory capacity through his employment retirement date on June 30, 2015. Under the Corey Agreement he continued to receive his current base salary and benefits through his employment retirement date and received a pro-rated award under the Company’s 2015 annual incentive plan, the payout under which was based on the Company’s actual 2015 results. Pursuant to Corey Agreement the Company also agreed to accelerate the vesting of certain existing share-based awards granted to Mr. Corey pursuant to the Company’s Long-Term Incentive Plan or Long-Term Cash Incentive Plan, as applicable. On June 30, 2015 the Time-Based Restricted Common Shares (200,300), Time-Based Restricted Common Share Units (88,000) and one-third of the outstanding unvested Performance Common Shares or Performance Based Phantom Shares, as applicable, at the target level (which one third totals 73,864) vested and the underlying Common Shares for those awards or cash, as applicable, were paid to Mr. Corey.

The Company has not entered into an employment agreement with any other NEO.

Severance Plan

We adopted the Officers’ and Key Employees’ Severance Plan (the “Severance Plan”) in October 2009. The NEOs covered under the Severance Plan include Mr. Strickler, Mr. Beaver, Mr. Sloan and Mr. Adante. If a covered executive is terminated by us without cause, we will be obligated under the Severance Plan to pay the executive’s salary for 12 months (18 months in the case of the Chief Financial Officer, Mr. Strickler) and continue health and welfare benefits coverage over the same period of time. Mr. DeGaynor’s severance protection is provided in his employment agreement as described above.

Termination and Change in Control Payments

We have entered into change in control agreements with Mr. DeGaynor, Mr. Strickler, Mr. Beaver, Mr. Sloan, Mr. Adante and certain other senior management employees. These agreements are designed to promote stability and continuity of senior management, both of which are in the best interest of Stoneridge and our shareholders. Our termination and change in control provisions for the NEOs are summarized below under “Potential Change in Control and Other Post-Employment Payments.”

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Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million that is paid to a company’s CEO and the other NEOs excluding the CFO. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The Committee believes that it is generally in our best interest to attempt to structure performance-based compensation, including performance share award grants and annual incentive awards, to NEOs whose compensation may be subject to Section 162(m) of the Code in a manner that satisfies the statute’s requirements. Currently, all performance-based compensation is designed to be deductible under Section 162(m) of the Code; however, in the future, the Committee may determine that it is appropriate to pay performance-based compensation, which is not deductible.

Accounting Treatment of Compensation

As one of many factors, the Committee considers the financial impact in determining the amount of and allocation of the different pay elements, including Financial Accounting Standards Board (“FASB”) ASC Topic 718 Stock Compensation.

Share Ownership Guidelines

The Committee has established share ownership guidelines for our executive officers to enhance the linkage between the interests of our executive officers and those of our shareholders. These guidelines provide that the CEO, CFO and other executive officers must retain Company common shares equal in market value to five, four and three times, respectively, of their annual base salaries. The executive officers have a five year accumulation period from implementation, hire, or promotion to achieve compliance and are restricted from selling any common shares earned under a Company equity-based compensation plan until their ownership guideline has been reached.

Clawback Policy

In December 2015, the Committee recommended and the Board of Directors approved and adopted a Clawback Policy which provides for recoupment of incentive-based executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws. The policy applies to current and former executives and requires reimbursement or forfeiture of any excess incentive-based compensation received by an executive during the three completed fiscal years immediately preceding the date on which the company is required to prepare an accounting restatement.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on that review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Kim Korth, Chairwoman
Jeffrey P. Draime
Douglas C. Jacobs
William M. Lasky

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Summary Compensation Table

The following table provides information regarding the compensation of our Chief Executive Officers, our Chief Financial Officer, and our three most highly compensated executive officers for 2015.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

John C. Corey(4)	2015	$361,750	$-	$336,676	$69,221	$767,647
President & Chief Executive Officer	2014	723,500	2,055,328	549,860	73,076	3,401,764
	2013	700,000	2,119,624	-	114,247	2,933,871

Jonathan B. DeGaynor(4)	2015	378,846	1,732,934	371,144	16,828	2,499,752
President & Chief Executive Officer

George E. Strickler	2015	384,100	588,120	263,404	22,777	1,258,401
Executive Vice President,	2014	374,700	639,960	209,832	32,168	1,256,660
Chief Financial Officer & Treasurer	2013	357,500	663,366	-	37,710	1,058,576

Thomas A. Beaver	2015	317,000	321,204	155,278	23,265	816,747
Vice President & President	2014	309,200	497,494	123,680	24,720	955,094
of Global Sales	2013	300,000	402,490	61,200	29,299	792,989

Michael D. Sloan	2015	308,000	346,086	258,980	4,389	917,455
Vice President & President	2014	297,500	363,183	147,028	6,887	814,598
of the Control Devices Division	2013	243,400	285,660	124,151	9,210	662,421

Richard P. Adante	2015	242,200	296,551	118,638	9,154	666,543
Vice President of	2014	236,250	413,390	94,500	13,542	757,682
Operations	2013	236,250	412,012	-	13,589	661,851

(1)	The amounts included in the “Stock Awards” column represent the grant date fair value of restricted common share, phantom share, share units and performance share awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Notes 7 and 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. In 2015 time-based share units and performance share awards were granted to our NEOs. The performance share awards were expected to be earned at the target level when granted. Please see the “Grants of Plan-Based Awards for 2015” table for more information regarding the share units and performance shares granted in 2015.

(2)	The amount shown for each NEO in the “Non-Equity Incentive Plan Compensation” column is attributable to an annual incentive award earned under the AIP in the fiscal year listed.

(3)	The amounts shown for 2015 in the “All Other Compensation” column are comprised of the following:

	Auto Allowance	401(k) Match	Group Term Life Insurance	Club Dues	Life Insurance Including Gross-up	Health Insurance Including Gross-up	Spousal Travel	Retirement Gift Including Gross-up	Total
Mr. Corey	$7,200	$7,500	$5,334	$-	$22,436	$9,323	$1,147	$16,281	$69,221
Mr. DeGaynor	10,800	2,691	1,425	-	-	-	1,912	-	16,828
Mr. Strickler	9,000	1,919	6,858	5,000	-	-	-	-	22,777
Mr. Beaver	14,400	4,240	4,625	-	-	-	-	-	23,265
Mr. Sloan	-	1,487	2,902	-	-	-	-	-	4,389
Mr. Adante	-	5,115	4,039	-	-	-	-	-	9,154

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(4)	Mr. Corey resigned as President and Chief Executive Officer effective March 30, 2015, remaining employed in an advisory role until his retirement on June 30, 2015. Mr. DeGaynor was appointed as President and Chief Executive Officer effective March 30, 2015. See “Employment Agreements” above for more information regarding their employment arrangements.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)						All Other Stock Awards: Number of Shares of		Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)		Stock or Units(#)(3)		Awards ($)(4)

John C. Corey		$171,831	$343,663	$687,325

Jonathan B. DeGaynor		189,423	378,846	757,692
	3/30/15				18,030		36,060		54,090		29,500		$741,485
	3/30/15				21,850	(5)	43,700	(5)	65,550	(5)	43,710	(6)	991,449

George E. Strickler		134,435	268,870	537,740
	3/30/15				14,300		28,600		42,900		23,400		588,120

Thomas A. Beaver		79,250	158,500	317,000
	3/30/15				7,810		15,620		23,4300		12,780		321,204

Michael D. Sloan		84,700	169,400	242,200
	3/30/15				8,415		16,830		25,245		13,770		346,086

Richard P. Adante		60,550	121,100	242,200
	3/30/15				7,210		14,420		21,630		11,800		296,551

(1)	The amounts shown reflect awards granted under our 2015 AIP. In February 2015, the Compensation Committee approved the 2015 target AIP awards expressed as a percentage of the executive officer’s 2015 approved base salary, and Company performance measures for the purpose of determining the amount paid out under the AIP for each executive officer for the year ended December 31, 2015. Please see “Compensation Discussion and Analysis – Annual Incentive Awards” for more information regarding the Company’s 2015 awards and performance measures.

(2)	The amounts shown reflect grants of performance share awards made under our LTIP on March 30, 2015 for all NEOs. The amount of these performance shares, that will be earned will be determined on March 30, 2018 (assuming the grantee is still employed on that date) based on our total shareholder return compared to that of a defined peer group for 20% of the awards and based on our EPS performance for 35% of the awards.

(3)	The amounts shown reflect grants of time-based share units made under our LTIP. These share units were granted on March 30, 2015 for all NEOs, comprise 45% of the awards, and will be earned on March 30, 2018 (assuming the grantee is still employed on that date). Of the 73,210 share units awarded to Mr. DeGaynor, 43,710 are a component of a special award whereby 50% will be earned on March 30, 2017 and the remainder will be earned on March 30, 2018, assuming Mr. DeGaynor is still employed on those dates.

(4)	The amounts included in “Fair Value of Awards” column represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 7 and 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(5)	The amounts shown reflect a special grant of performance share awards made under our LTIP on March 30, 2015 to Mr. DeGaynor. The amount of these performance shares, that will be earned will be determined on March 30, 2018 (assuming Mr. DeGaynor is still employed on that date) based on our total shareholder return compared to that of a defined peer group for 15% of the special grant and based on our EPS performance for 35% of the special grant.

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(6)	The amount shown reflects a special grant of time-based share units made under our LTIP on March 30, 2015 to Mr. DeGaynor, comprising 50% of the special grant. On March 30, 2017 50% of the grant will be earned and the remaining 50% will be earned on March 30, 2018, assuming Mr. DeGaynor is still employed on those dates.

Outstanding Equity Awards at Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(1)

John C. Corey	-		$-	-		$-

Jonathan B. DeGaynor	29,500	(4)	436,600	79,760	(8)	1,180,448
	43,710	(9)	646,908

George E. Strickler	62,700	(2)	927,960	31,350	(5)	463,980
	27,400	(3)	405,520	31,350	(6)	463,980
	23,400	(4)	346,320	27,400	(7)	405,520
				28,600	(8)	423,280

Thomas A. Beaver	38,000	(2)	562,400	19,050	(5)	281,940
	21,300	(3)	315,240	19,050	(6)	281,940
	12,780	(4)	189,144	21,300	(7)	315,240
				15,620	(8)	231,176

Michael D. Sloan	27,000	(2)	399,600	13,500	(5)	199,800
	15,500	(3)	229,400	13,500	(6)	199,800
	13,770	(4)	203,796	15,500	(7)	229,400
				16,830	(8)	249,084

Richard P. Adante	38,900	(2)	575,720	19,500	(5)	288,600
	17,700	(3)	261,960	19,500	(6)	288,600
	11,800	(4)	174,640	17,700	(7)	261,960
				14,420	(8)	213,416

(1)	Based on the closing price of our common shares on December 31, 2015 ($14.80), as reported on the NYSE.

(2)	These time-based restricted common shares vested on February 4, 2016.

(3)	These time-based share units vest on March 25, 2017.

(4)	These time-based share units vest on March 30, 2018.

(5)	These performance-based restricted common shares vested on February 4, 2016 subject to achievement of specified financial performance metrics; maximum achievement was attained for this TSR performance-based award.

(6)	These performance-based phantom shares are vested on February 4, 2016 subject to achievement of specified financial performance metrics; no achievement was attained for the first performance period, achievement was attained between minimum and target for the second performance period and between target and maximum for the third performance period for these annual EPS performance-based awards.

(7)	These performance shares are scheduled to vest on March 25, 2017 subject to achievement of specified financial performance metrics.

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(8)	These performance shares are scheduled to vest on March 30, 2018 subject to achievement of specified financial performance metrics.

(9)	These time-based share units vest 50% on March 30, 2017 and the remaining 50% on March 30, 2018.

Stock Vested

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

John C. Corey(2)	487,999	$4,248,781
Jonathan B. DeGaynor	-	-
George E. Strickler	38,774	494,950
Thomas A. Beaver	27,953	356,820
Michael D. Sloan	20,038	255,785
Richard P. Adante	26,050	332,528

(1)	Except for Mr. Corey, the number of shares includes time- and performance-based restricted common shares from the 2012 restricted share grants that vested and were no longer subject to forfeiture on February 10, 2015. The value realized on vesting was based on the average of the high and low market values as recorded on the date of vesting, February 10, 2015.

(2)	The number of shares includes 125,841 time- and performance-based restricted common shares from the 2012 restricted share grants that vested and were no longer subject to forfeiture on February 10, 2015. The value realized on vesting was based on the average of the high and low market values as recorded on the date of vesting, February 10, 2015. Pursuant to his Agreement Upon Retirement, Mr. Corey vested in 288,300 restricted shares or restricted share units and 73,858 performance or phantom shares from his outstanding equity-based grants upon his retirement effective June 30, 2016. The value realized on vesting was based on the average of the high and low market values as recorded on the date of vesting, June 30, 2016 for the restricted shares, share units and performance shares. The value realized on vesting of the phantom shares was the closing price immediately preceding the date of vesting.

Potential Change in Control and Other Post-Employment Payments

In December 2011, we entered into a 2011 Amended and Restated Change in Control Agreement (the “CIC Agreement”), eliminating the excise tax gross-up payment, with certain NEOs and certain other senior management employees. Our change in control agreements were designed to provide for continuity of management in the event of change in control of the Company. We think it is important for our executives to be able to react neutrally to a potential change in control and not be influenced by personal financial concerns. We believe our arrangements are consistent with market practice. For our NEOs covered under a CIC Agreement we set the level of benefits, as described below, to remain competitive with our select peer group. All payments under the CIC Agreement are conditioned on a non-compete, non-solicitation and non-disparagement agreement. The CIC Agreements replaced and superseded change in control agreements we previously entered into with these employees.

We believe that the CIC Agreements should compensate executives displaced by a change in control and not serve as an incentive to increase personal wealth. Therefore, our CIC Agreements are “double trigger” arrangements. In order for the executives to receive the payments and benefits set forth in the agreement, both of the following must occur:

•	a change in control of the Company; and

•	a triggering event:

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•	the Company separates NEO from service, other than in the case of a termination for cause, within two years of the change in control; or

•	NEO separates from service for good reason (defined as material reduction in NEO’s title, responsibilities, power or authority, or assignment of duties that are materially inconsistent to previous duties, or material reduction in NEO’s compensation and benefits, or require NEO to work from any location more than 100 miles from previous location) within two years of the change in control.

If the events listed above occur and the executive delivers a release to the Company, we will be obligated to provide the following to Mr. Strickler:

•	three times the greater of Mr. Strickler’s annual base salary at the time of a triggering event or at the time of the occurrence of a change in control;

•	three times the greater of Mr. Strickler’s maximum annual incentive compensation he would have been entitled to at the time of a triggering event or at the occurrence of a change in control, in each case based upon the assumption that personal and company targets or performance goals were achieved in that year at the maximum level;

•	an amount equal to the pro rata amount of annual incentive compensation Mr. Strickler would have been entitled to at the time of a triggering event calculated based on the performance goals that were achieved in the year in which the triggering event occurred; and

•	continued life and health insurance benefits for twenty-four months following termination.

If the events listed above occur and the executive delivers a release to the Company, we will be obligated to provide the following to Mr. Beaver, Mr. Sloan and Mr. Adante:

•	two times the greater of the NEO’s annual base salary at the time of a triggering event or at the time of the occurrence of a change in control;

•	two times the greater of the NEO’s average annual incentive award over the last three completed fiscal years or the last five completed fiscal years;

•	an amount equal to the pro rata amount of annual incentive compensation the NEO would have been entitled to at the time of a triggering event calculated based on the performance goals that were achieved in the year in which the triggering event occurred; and

•	continued life and health insurance benefits for twenty-four months following termination.

In March 2015, we entered into a Change in Control Agreement with Mr. DeGaynor as part of his employment agreement. The terms of this Change in Control Agreement are substantially similar to that described above. If the events listed above occur and the executive delivers a release to the Company, we will be obligated to provide the following to Mr. DeGaynor:

•	two times the greater of Mr. DeGaynor’s annual base salary at the time of a triggering event or at the time of the occurrence of a change in control;

•	two times the greater of Mr. DeGaynor’s target annual incentive award at the time of termination or the actual incentive award received for the fiscal year prior to termination;

•	an amount equal to the pro rata amount of annual incentive compensation Mr. DeGaynor would have been entitled to at the time of a triggering event calculated based on the personal and performance goals that were achieved in the year in which the triggering event occurred; and

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•	continued life and health insurance benefits for twenty-four months following termination.

Upon a change in control as defined in our LTIP, the restricted common shares and share units included on the “Outstanding Equity Awards at Year-End” table that are not performance-based vest and are no longer subject to forfeiture; the performance-based restricted common shares, phantom shares and performance shares included on the “Outstanding Equity Awards at Year End” table vest and are no longer subject to forfeiture based on target achievement levels.

In October 2009, we adopted the Officers’ and Key Employees’ Severance Plan (the “Severance Plan”). The NEOs covered under the Severance Plan include Mr. Strickler, Mr. Beaver, Mr. Sloan and Mr. Adante. If we terminate a covered executive without cause, we will be obligated under the Severance Plan to pay the executive’s salary for 12 months (18 months in the case of the Chief Financial Officer, Mr. Strickler) and continue health and welfare benefits coverage over the same period of time. Mr. DeGaynor’s severance protection is provided in his employment agreement as described above.

No severance is payable if the NEO’s employment is terminated for “cause,” if they resign, or upon death.

Value of Payment Presuming Hypothetical December 31, 2015 Termination Date

Upon resignation, no payments are due to any NEO in the table below. Assuming the events described in the table below occurred on December 31, 2015, each NEO would be eligible for the following lump sum payments and benefits:

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	Termination Without Cause	Non- Termination Change in Control	Change in Control and NEO Resigns for Good Reason or is Terminated Without Cause	Disability	Death
Jonathan B. DeGaynor
Base Salary	$500,000	$-	$1,000,000	$125,000	$-
Annual Incentive Award	500,000	-	757,692	-	-
Unvested and Accelerated Restricted Common Shares and Share Units	270,870	1,083,508	1,083,508	270,870	270,870
Unvested and Accelerated Performance Shares, Restricted Common Shares and Phantom Shares	295,112	1,180,448	1,180,448	295,112	295,112
Health and Welfare Benefits	49,563	-	49,563	-	-
Total	$1,615,545	$2,263,956	$4,071,211	$690,982	$565,982

George E. Strickler
Base Salary	$576,150	$-	$1,152,300	$-	$-
Annual Incentive Award	-	-	1,613,220	-	-
Unvested and Accelerated Restricted Common Shares and Share Units	1,225,307	1,679,800	1,679,800	1,225,307	1,225,307
Unvested and Accelerated Performance Shares, Restricted Common Shares and Phantom Shares	943,817	1,447,440	1,447,440	943,817	943,817
Health and Welfare Benefits	26,958	-	35,944	-	-
Total	$2,772,232	$3,127,240	$5,928,704	$2,169,124	$2,169,124

Thomas A. Beaver
Base Salary	$317,000	$-	$634,000	$-	$-
Annual Incentive Award	-	-	226,772	-	-
Unvested and Accelerated Restricted Common Shares and Share Units	777,947	1,066,784	1,066,784	777,947	777,947
Unvested and Accelerated Performance Shares, Restricted Common Shares and Phantom Shares	607,144	922,336	922,336	607,144	607,144
Health and Welfare Benefits	8,613	-	17,225	-	-
Total	$1,710,704	$1,989,120	$2,867,117	$1,385,091	$1,385,091

Michael D. Sloan
Base Salary	$308,000	$-	$616,000	$-	$-
Annual Incentive Award	-	-	353,439	-	-
Unvested and Accelerated Restricted Common Shares and Share Units	574,122	834,276	834,276	574,122	574,122
Unvested and Accelerated Performance Shares, Restricted Common Shares and Phantom Shares	455,070	744,884	744,884	455,070	455,070
Health and Welfare Benefits	24,026	-	48,051	-	-
Total	$1,361,218	$1,579,160	$2,596,650	$1,029,192	$1,029,192

Richard P. Adante
Base Salary	$242,200	$-	$484,400	$-	$-
Annual Incentive Award	-	-	142,092	-	-
Unvested and Accelerated Restricted Common Shares and Share Units	756,191	1,012,320	1,012,320	756,191	756,191
Unvested and Accelerated Performance Shares, Restricted Common Shares and Phantom Shares	580,247	860,176	860,176	580,247	580,247
Health and Welfare Benefits	620	-	1,239	-	-
Total	$1,579,258	$1,872,496	$2,500,227	$1,336,438	$1,336,438

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DIRECTORS’ COMPENSATION

Cash Compensation

For 2015, the Board approved that each non-employee director of the Company receives an annual retainer of $70,000 for serving as our director and attending Board and Committee meetings. The non-executive Chairman receives twice the annual retainer of the other directors. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee chairperson receives additional compensation of $12,500, $10,000, and $7,500, respectively, per year. We reimburse out-of-pocket expenses incurred by all directors in connection with attending Board and Committee meetings.

Equity Compensation

Pursuant to the Directors’ Restricted Shares Plan, non-employee directors are eligible to receive awards of restricted common shares. In 2015 each director was granted 6,613 restricted common shares. The restrictions for those common shares lapsed on March 4, 2016.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Jeffrey P. Draime	$70,000	$74,991	$144,991
Douglas C. Jacobs	82,500	74,991	157,491
Ira C. Kaplan	70,000	74,991	144,991
Kim Korth	80,000	74,991	154,991
William M. Lasky	147,500	74,991	222,491
George S. Mayes, Jr.	70,000	74,991	144,991
Paul J. Schlather	70,000	74,991	144,991

(1)	The amounts included in the “Stock Awards” column represent fair value at grant date of restricted common share awards to directors, computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions, see Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Share Ownership Guidelines

The Board has established share ownership guidelines for all non-employee directors. These guidelines provide that each director should own Company common shares equal in market value to four times the cash portion of the Board’s annual retainer. The Directors have a five year accumulation period from implementation of the guideline or appointment to the Board to achieve compliance and are restricted from selling any common shares earned under a Company equity-based compensation plan until their ownership guideline has been reached.

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OTHER INFORMATION

Shareholder’s Proposals for 2017 Annual Meeting of Shareholders

Proposals of shareholders intended to be presented, pursuant to Rule 14a-8 under the Exchange Act, at our 2017 Annual Meeting of Shareholders must be received by the Company at Stoneridge, Inc., 9400 East Market Street, Warren, Ohio 44484, on or before December 9, 2016, for inclusion in our proxy statement and form of proxy relating to the 2017 Annual Meeting of Shareholders. In order for a shareholder’s proposal outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Company at the address listed in the immediately preceding sentence not later than February 23, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and owners of more than 10% of our common shares, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Executive officers, directors and owners of more than 10% of the common shares are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a).

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to our executive officers, directors and more than 10% beneficial owners were complied with, except for one report for Mr. Kruk that was filed late.

Other Matters

If the enclosed proxy is executed and returned to us via mail, telephone or Internet, the persons named in it will vote the common shares represented by that proxy at the meeting. The form of proxy permits specification of a vote for the election of directors as set forth under “Election of Directors,” the withholding of authority to vote in the election of directors, or the withholding of authority to vote for one or more specified nominees. When a choice has been specified in the proxy, the common shares represented will be voted in accordance with that specification. If no specification is made, those common shares will be voted at the meeting to elect directors as set forth under “Election of Directors,” and FOR the proposals to (i) ratify the appointment of Ernst & Young as our independent auditors for the year ending December 31, 2016; (ii) approve of the advisory resolution on executive compensation; (iii) approve the Annual Incentive Plan; and (iv) approve the 2016 Long-Term Incentive Plan.

Directors are elected by a plurality of the votes cast at the meeting. Broker non-votes and abstaining votes will be counted as “present” for purposes of determining whether a quorum has been achieved at the meeting, but will not be counted as “For” or “Withheld” from any nominee. “Plurality” means that the director nominees who receive the greatest number of votes cast are elected, up to the maximum number of directors to be elected at the meeting. The maximum number to be elected is eight. Shares not voted will have no impact on the election of directors. Unless proper voting instructions are to “Withhold” authority for any or all nominees, the proxy given will be voted “For” each of the nominees for director.

Majority Voting Principle. Under our Corporate Governance Guidelines, which the Board amended on February 23, 2016 to implement a director resignation policy, any nominee for director in an uncontested election who receives a greater number of votes “Withheld” from his or her election than votes “For” his or her election must promptly offer his or her resignation. The Board’s Nominating and Corporate Governance Committee will then consider the resignation and recommend to the Board whether to accept or reject it. The Board will act on the Committee’s recommendation within 90 days after the Annual Meeting of Shareholders, and the Board’s decision will be publicly disclosed on Form 8-K. Any director who offers his or her resignation may not participate in the Board’s discussion or vote.

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The voting standards for each of the other known matters to be considered at the meeting are set forth within the above proposals. All other matters to be considered at the meeting require for approval the favorable vote of a majority of the shares entitled to vote and represented at the meeting in person or by proxy.

The holders of shares of a majority of the common shares outstanding on the record date, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at the Annual Meeting of Shareholders.

If any other matter properly comes before the meeting, the persons named in the proxy will vote thereon in accordance with their judgment. We do not know of any other matter that may be presented for action at the meeting and we have not received any timely notice that any of our shareholders intend to present a proposal at the meeting.

By order of the Board of Directors,

ROBERT M. LOESCH,
Dated: April 8, 2016	Secretary

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Appendix A

STONERIDGE, INC.

ANNUAL INCENTIVE PLAN

Section 1.            Purpose

The purpose of the Stoneridge, Inc. (the “Company”) Annual Incentive Plan (the “Plan”) is to provide an opportunity to the Company’s, and the Company’s Subsidiaries’, officers and other key employees selected by the Committee (defined below) to earn annual incentive or bonus awards in order to motivate those persons to put forth maximum efforts toward the growth, profitability and success of the Company and its Subsidiaries (defined below) and to encourage such individuals to remain in the employ of the Company or a Subsidiary. Awards for participating employees under the Plan shall depend upon corporate and individual performance measures as determined by the Committee (defined below) for the Performance Year (defined below).

Section 2.            Definitions

In this Plan, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to include a reference to the female gender, any term used in the singular also shall refer to the plural, and the following terms, when capitalized, shall have the meaning set forth in this Section 2:

(a)          “Award” means a potential cash benefit payable or cash benefit paid to a person in accordance with the terms and conditions of the Plan.

(b)          “Beneficiary” means the person or persons designated in writing by the Grantee as his or her beneficiary in respect of an Award; or, in the absence of an effective designation, or if the designated person or persons predecease the Grantee, the Grantee’s Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee’s rights in respect of an Award. In order to be effective, a Grantee’s designation of a Beneficiary must be on file with the Company before the Grantee’s death. Any such designation may be revoked and a new designation substituted therefor at any time before the Grantee’s death.

(c)          “Board of Directors” or “Board” means the Board of Directors of the Company.

(d)          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any lawful regulations or pronouncements promulgated thereunder. Whenever a reference is made to a specific Code Section, such reference shall be deemed to include any successor Code Section having the same or similar purpose.

(e)          “Committee” means the Compensation Committee appointed by the Board for the purpose of administering the Plan. The Committee shall consist of three members of the Board of Directors each of whom shall qualify, at the time of appointment and thereafter, as an “outside director” within the meaning of Section 162(m) of the Code (or a successor provision of similar import), as in effect from time to time.

(f)          “Company” means Stoneridge, Inc.

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(g)          “Covered Executive” means an individual who is determined by the Committee to be reasonably likely to be a “covered employee” under Section 162(m) of the Code as of the end of the Company’s taxable year for which an Award to the individual will be deductible and whose Award would exceed the deductibility limits under Section 162(m) if such Award is not Performance-Based Compensation.

(h)          “Disability” or “Disabled” means having a total and permanent disability as defined in Section 22(e)(3) of the Code.

(i)          “Grantee” means an officer or key employee of the Company or a Subsidiary to whom an Award has been granted under the Plan.

(j)          “Performance Objective” means the goal or goals identified by the Committee that will result in an Award if the target for the Performance Year is satisfied.

(k)          “Performance Year” means the then current fiscal year of the Company.

(l)          “Performance-Based Compensation” means compensation that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations thereunder.

(m)          “Subsidiary” means a corporation, association, partnership, limited liability company, joint venture, business trust, organization, or business of which the Company directly or indirectly through one or more intermediaries owns at least fifty percent (50%) of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally in the election of directors or other managers of the entity.

Section 3.            Administration

(a)          The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to select Grantees under the Plan, to determine the time when Awards will be granted, to determine whether performance objectives and other conditions for earning Awards have been met, to determine whether Awards will be paid at the end of the Performance Year, and to determine whether an Award or payment of an Award should be reduced or eliminated. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all persons participating in the Plan and their legal representatives.

(b)          The Committee may not delegate to any individual the authority to make determinations concerning that individual’s own Awards, or the Awards of any Covered Executive or any executive officer (as defined pursuant to the Securities Exchange Act of 1934). Except as provided in the preceding sentence, as to the selection of and grant of Awards to Grantees who are not Covered Executives or executive officers of the Company, the Committee may delegate its responsibilities to members of the Company’s management in a manner consistent with applicable law and provided that such participant’s compensation is not subject to the limitations of Section 162(m) of the Code. References herein to the Committee shall include any delegate described under this paragraph, except where the context or the regulations under Code Section 162(m) otherwise require.

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(c)          The Committee, or any person to whom it has delegated duties as described herein, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan (including such legal or other counsel, consultants, and agents as it may deem desirable for the administration of the Plan) and may rely upon any opinion or computation received from any such counsel, consultant, or agent. Expenses incurred in the engagement of such counsel, consultant, or agent shall be paid by the Company.

Section 4.          Eligibility

The Committee may grant Awards under the Plan to such of the Company’s (and the Company’s Subsidiaries’) officers and key employees as it shall select for participation pursuant to Section 3 above.

Section 5.            Awards; Limitations on Awards

(a)          Each Award granted under the Plan shall represent an amount payable in cash by the Company to the Grantee upon achievement of one or more of a combination of Performance Objectives in a Performance Year, subject to all other terms and conditions of the Plan and to such other terms and conditions as may be specified by the Committee. The grant of Awards under the Plan shall be evidenced by Award letters in a form approved by the Committee from time to time which shall contain the terms and conditions, as determined by the Committee, of a Grantee’s Award; provided, however, that in the event of any conflict between the provisions of the Plan and any Award letter, the provisions of the Plan shall prevail. An Award shall be determined by multiplying the Grantee’s target percentage of base salary with respect to a Performance Year by applicable factors and percentages based on the achievement of Performance Objectives, subject to the discretion of the Committee as provided in Section 6 hereof.

(b)          The maximum amount of an Award granted to any one Grantee in respect of a Performance Year shall not exceed $2.0 million. This maximum amount limitation shall be measured at the time of settlement of an Award under Section 7.

(c)          Annual Performance Objectives shall be based on the performance of the Company, one or more of its Subsidiaries or affiliates, one or more of its units or divisions and/or the individual for the Performance Year. The Committee may use one or more of the following business criteria to establish Performance Objectives for each Grantee: increase in net sales; pretax income before allocation of corporate overhead and bonus; operating profit; net working capital; earnings per share; net income; revenue growth; attainment of division, group or corporate financial goals; return on shareholders’ equity; return on assets; other return measures (including, but not limited to, return on capital, invested capital, or average equity); cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment); capital and liquidity ratios; attainment of strategic and operational initiatives; attainment of one or more specific and measurable individual strategic goals; appreciation in or maintenance of the price of the Company’s common shares; increase in market share; gross profits; total return to shareholders; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; comparisons with various stock market indices or peer performance; or achievement of safety, succession planning, sustainability, share price or talent development objectives or reductions in labor or material costs. The performance objective for any participant shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the objective is met; and the outcome under the performance objective shall be substantially uncertain when the Committee establishes the objective. Performance objectives may include or exclude losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, share offerings and share repurchases, provided that in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, such inclusion or exclusion shall be made in compliance with Section 162(m) of the Code. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding performance-based Award if it determines that an adjustment would be consistent with the objectives of the Plan and taking into account the interests of the participants and the Company’s shareholders and such adjustment complies with the requirements of Section 162(m) of the Code, to the extent applicable, unless the Committee indicates a contrary intention. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or capital stock.

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Section 6.            Grant of Awards

(a)          The Committee shall grant Awards to any Grantee who is a Covered Executives not later than 90 days after the commencement of the Performance Year provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Objective(s). If a Covered Executive is initially employed by the Company or a Subsidiary after the beginning of a Performance Year, the Committee may grant an Award to that Covered Executive with respect to a period of service following the Covered Executive’s date of hire, provided that no more than twenty-five percent (25%) of the relevant service period has elapsed when the Committee grants the Award and the Performance Objective otherwise satisfies the requirements applicable to the Covered Executive. The Committee shall select Grantees other than Covered Executives for participation in the Plan and shall grant Awards to such Grantees at such times as the Committee may determine. In granting an Award, the Committee shall establish the terms of the Award, including the Performance Objectives and the maximum amount that will be paid (subject to the limit in Section 5) if the Performance Objectives are achieved. The Committee may establish different payment levels under an Award based on different levels of achievement under the Performance Objectives.

(b)          After the end of each Performance Year, the Committee shall determine the amount payable to each Grantee in settlement of the Grantee’s Award for the Performance Year. The Committee, in its discretion, may reduce the maximum payment established when the Award was granted, or may determine to make no payment under the Award. The Committee, in its discretion, may increase the amount payable under the Award (but not to an amount greater than the limit in Section 5) to a Grantee who is not a Covered Executive. The Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to the settlement of each Award granted to a Covered Executive, that the Performance Objectives and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

The Committee may adjust or modify Awards or terms of Awards (1) in recognition of unusual or nonrecurring events affecting the Company or any business unit, or the financial statements or results thereof, or in response to changes in applicable laws (including tax, disclosure, and other laws), regulations, accounting principles, or other circumstances deemed relevant by the Committee, (2) with respect to any Grantee whose position or duties with the Company change during a Performance Year, or (3) with respect to any person who first becomes a Grantee after the first day of the Performance Year; provided, however, that no adjustment to an Award granted to a Covered Executive shall be authorized or made if, and to the extent that, such authorization or the making of such adjustment would contravene the requirements applicable to Performance-Based Compensation

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Section 7.            Settlement of Awards

Except as provided in this Section 7, each Grantee shall receive payment of a cash lump sum in settlement of his or her Award, in the amount determined in accordance with Section 6. Such payment shall be made on or before the fifteenth (15th) day of the third (3rd) month following the Performance Year. No Award to a Covered Executive for a Performance Year commencing after December , 31, 2021, shall be settled until the shareholders of the Company have reapproved the Plan in a manner that satisfies the requirements of Section 162(m) of the Code.

Section 8.            Termination of Employment

Except as otherwise provided in any written agreement between the Company and a Grantee, if a Grantee ceases to be employed by the Company prior to the end of a Performance Year or after the Performance Year but prior to payment for any reason other than death, or Disability, any Award for such Performance Year shall be forfeited. If such cessation of employment results from such Grantee’s death or Disability, the Committee shall determine, in its sole discretion and in such manner as it may deem reasonable, subject to Section 9, the extent to which the Performance Objectives for the Performance Year or portion thereof completed at the date of cessation of employment have been achieved, and the amount payable in settlement of the Award based on such determinations. The Committee may base such determination on the performance achieved for the full year, in which case its determination may be deferred until following the Performance Year. Such determinations shall be set forth in a written certification, as specified in Section 6. Such Grantee or his or her Beneficiary shall be entitled to receive a lump sum cash settlement of such Award at the earliest time such payment may be made without causing the payment to fail to be deductible by the Company under Section 162(m) of the Code.

Section 9.            Status of Awards Under Section 162(m)

It is the intent of the Company that Awards granted to Covered Executives for Performance Years commencing after December 31, 2016, shall constitute Performance-Based Compensation, if at the time of settlement the Grantee remains a Covered Executive. Accordingly, the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulations thereunder. If any provision of the Plan relating to a Covered Executive or any Award letter evidencing such an Award to a Covered Executive does not comply with, or is inconsistent with, the provisions of Section 162(m)(4)(C) of the Code or the regulations thereunder (including Treasury Regulation § 1.162-27(e) or its succession provisions) for Performance-Based Compensation, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Section 10.          Transferability

Awards and any other benefit payable under, or interest in, this Plan are not transferable by a Grantee except upon a Grantee’s death by will or the laws of descent and distribution, and shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such attempted action shall be void.

Section 11.          Withholding

All payments relating to an Award shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements.

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Section 12.          Tenure

A Grantee’s right, if any, to continue to serve the Company as a Covered Executive, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her selection as a Grantee or any other event under the Plan.

Section 13.          No Rights to Participation or Settlement

Nothing in the Plan shall be deemed to give any eligible employee any right to participate in the Plan except upon determination of the Committee. Until the Committee has determined to settle an Award under Section 7, a Grantee’s selection to participate, the grant of an Award, and other events under the Plan shall not be construed as a commitment that any Award will be settled under the Plan. The foregoing notwithstanding, the Committee may authorize legal commitments with respect to Awards under the terms of an employment agreement or other agreement with a Grantee, to the extent of the Committee’s authority under the Plan, including commitments that limit the Committee’s future discretion under the Plan, but in all cases subject to the provisions of Section 9.

Section 14.          Unfunded Plan

A Grantee shall have no right, title, or interest whatsoever in or to any specific assets of the Company, nor to any investments that the Company may make to aid in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Grantee, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company. The Company shall not be required to establish any special or separate fund, or to segregate any assets, to assure payment of such amounts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Section 15.          Other Compensatory Plans and Arrangements

Nothing in the Plan shall preclude any Grantee from participation in any other compensation or benefit plan of the Company or its Subsidiaries. The adoption of the Plan and the grant of Awards hereunder shall not preclude the Company or any Subsidiary from paying any other compensation apart from the Plan, including compensation for services or in respect of performance in a Performance Year for which an Award has been made. If an Award to a Covered Executive may not be settled under the terms of the Plan, however (for example, because the Covered Executive has not achieved the Performance Objective or because shareholders have not approved the Plan), neither the Company nor a Subsidiary may pay any part of the Award to the Covered Executive outside the Plan.

Section 16.          Duration, Amendment and Termination of Plan

After approval of the Plan at the 2016 Annual Meeting of Shareholders, no Award may be granted in respect of any Performance Year commencing after December 31, 2021.

The Board may amend the Plan from time to time (either retroactively or prospectively), and may suspend or terminate the Plan at any time, provided that any such action shall be subject to shareholder approval if and to the extent required to ensure that compensation under the Plan will qualify as Performance-Based Compensation, or as otherwise may be required under applicable law.

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Section 17.          Governing Law and Transactions

(a)          In General. The Plan, Awards granted hereunder, and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Ohio (regardless of the law that might otherwise govern under applicable Ohio principles of conflict of laws).

(b)          Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Award agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Award agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have authority to take such actions and to make such changes to the Plan or an Award agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Grantee. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award agreement to the contrary: (a) unless the Committee shall otherwise expressly provide, where applicable the term “disability” shall have the meaning given to such term under Section 409A and the regulations and guidance issued thereunder with respect to any Awards, and (b) if a Grantee is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Grantee’s termination of Service (or such other period as required to comply with Section 409A).

(c)          Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

Section 18.          Effective Date

The Plan shall be effective as of December 31, 2016; provided the Company’s shareholders approve the Plan at the 2016 Annual Meeting of Shareholders. In addition, the Board may determine to submit the Plan to shareholders for reapproval at such time, if any, as may be required in order that compensation under the Plan shall qualify as Performance-Based Compensation.

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Appendix B

STONERIDGE, INC.

2016 LONG-TERM INCENTIVE PLAN

SECTION 1.       Purpose; Definitions.

The purpose of the Stoneridge, Inc. 2016 Long-Term Incentive Plan (the “LTIP”) is to enable Stoneridge, Inc. (the “Company”) and its Subsidiaries (as defined below) to attract, retain and reward key employees of the Company and of its Subsidiaries and to strengthen the mutuality of interests between those employees and the Company’s shareholders by offering such employees equity or equity-based incentives thereby increasing their proprietary interest in the Company’s business and enhancing their personal interest in the Company’s success.

For purposes of the LTIP, the following terms are defined as follows:

“Award” means any award of Stock Options, Restricted Shares, Restricted Share Units, Performance Shares, Performance Share Units, Deferred Shares, Share Purchase Rights, Share Appreciation Rights or Other Share-Based Awards under the LTIP.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided by the Committee, (i) “Cause” as defined in any Individual Agreement to which the participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause:

(1)         misappropriation of funds from the Company or dishonesty in the course of fulfilling the participant’s employment duties;

(2)         conviction of a felony;

(3)         commission of a crime or act or series of acts involving moral turpitude;

(4)         commission of an act or series of acts of dishonesty that are materially inimical to the best interests of the Company;

(5)         breach of any material term of an employment agreement, if any;

(6)         willful and repeated failure to perform the duties associated with the participant’s position, which failure has not been cured within thirty (30) days after the Company gives notice thereof to the participant; or

(7)         failure to cooperate with any Company investigation or with any investigation, inquiry, hearing or similar proceedings by any governmental authority having jurisdiction over the participant or the Company.

The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

“Change in Control” has the meaning set forth in Section 11(b).

“Change in Control Price” has the meaning set forth in Section 11(d).

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“Code” means the Internal Revenue Code of 1986, as amended, and any lawful regulations or other lawful guidance promulgated thereunder. Whenever a reference is made to a specific Code Section, such reference shall be deemed to include any successor Code Section having the same or similar purpose.

“Committee” means the Committee referred to in Section 2 of the LTIP.

“Company” means Stoneridge, Inc., an Ohio corporation, or any successor corporation.

“Deferred Shares” means an Award of the right to receive Shares at the end of a specified deferral period granted pursuant to Section 7.

“Disability” generally means a permanent and total disability as defined in Section 22(e)(3) of the Code. However, if Section 409A of the Code applies, a special definition may be applicable.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of a given date (in order of applicability): (i) the closing price of a Common Share on the principal exchange on which the Common Shares are then trading, if any, on the day immediately prior to such date, or if Common Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (A) the last sale price (if Common Shares are then listed as a National Market Issue under the NASD National Market System) or (B) if Common Shares are not then so listed, the mean between the closing representative bid and asked prices for Common Shares on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for Common Shares, on the day previous to such date, as determined in good faith by the Committee; or (iv) if Common Shares are not publicly traded, the fair market value established by the Committee acting in good faith.

“Incentive Stock Option” means any Stock Option intended to be and designated as, and that otherwise qualifies as, an “Incentive Stock Option” within the meaning of Section 422 of the Code.

“Individual Agreement” means an employment or similar agreement between a participant and the Company or one of its Subsidiaries.

“LTIP” means the Stoneridge, Inc. 2016 Long-Term Incentive Plan, as amended from time to time.

“Non-Employee Director” has the meaning set forth in Section 16 of the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission (the “Commission”).

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Other Share-Based Awards” means an Award granted pursuant to Section 11 that is valued, in whole or in part, by reference to, or is otherwise based on, Shares.

“Outside Director” has the meaning set forth in Section 162(m) of the Code.

“Performance Shares” has the meaning set forth in Section 10.

“Performance Share Units” has the meaning set forth in Section 10.

“Restricted Shares” means an Award of Shares that is granted pursuant to Section 6 and is subject to restrictions.

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“Restricted Share Units” means an Award of Restricted Share Units that is granted pursuant to Section 6 and is subject to restrictions.

“Section 16 Participant” means a participant under the LTIP who is then subject to Section 16 of the Exchange Act.

“Shares” means the Common Shares, without par value, of the Company.

“Share Appreciation Right” means an Award of a right to receive an amount from the Company that is granted pursuant to Section 9.

“Stock Option” or “Option” means any option to purchase Shares (including Restricted Shares and Deferred Shares, if the Committee so determines) that is granted pursuant to Section 5.

“Share Purchase Right” means an Award of the right to purchase Shares that is granted pursuant to Section 8.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain. For purposes of Section 409A of the Code “at least 50%” is to be used instead of “at least 80%” in applying the tests to determine whether a corporation is a service recipient.

SECTION 2.       Administration.

The LTIP shall be administered by the Compensation Committee of the Board or such other committee authorized by the Board to administer the LTIP (the “Committee”), or absent the Committee, the full Board. The Committee shall consist of not less than three directors of the Company all of whom shall be Outside Directors, Non-Employee Directors and Independent Directors (as defined by the listing standards of the NYSE if the Company’s Shares are traded on the New York Stock Exchange). Those directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board.

The Committee shall have full power to interpret and administer the LTIP and full authority to select the individuals to whom Awards will be granted and to determine the type and amount of any Awards to be granted to each participant, the consideration, if any, to be paid for any Awards, the timing of any Awards, the terms and conditions of any Award granted under the LTIP, and the terms and conditions of the related agreements that will be entered into with participants. As to the selection of and grant of Awards to participants who are not executive officers of the Company or any Subsidiary or Section 16 Participants, the Committee may delegate its responsibilities to members of the Company’s management in a manner consistent with applicable law and provided that such participant’s compensation is not subject to the limitations of Section 162(m) of the Code.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the LTIP as it shall, from time to time, deem advisable; to interpret the terms and provisions of the LTIP and any Award issued under the LTIP (and any agreements relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the LTIP.

Any interpretation or administration of the LTIP by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, affiliates, all participants in the LTIP, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them. No member of the Board or of the Committee shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the LTIP.

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SECTION 3.       Shares Subject to the LTIP.

Aggregate Shares Subject to the LTIP. Subject to adjustment as provided in Section 3(c), the total number of Shares reserved and available for Awards under the LTIP is 1,800,000, pursuant to which the maximum number of Shares which may be issued subject to Incentive Stock Options is 250,000. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

Forfeiture or Termination of Awards of Shares and Recycling. If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to that Award shall again be available for distribution in connection with future Awards under the LTIP as set forth in Section 3(a), unless the participant who had been awarded those forfeited Shares or the expired or terminated Award has theretofore received dividends or other benefits of ownership with respect to those Shares. For purposes hereof, a participant shall not be deemed to have received a benefit of ownership with respect to those Shares by the exercise of voting rights or the accumulation of dividends that are not realized because of the forfeiture of those Shares or the expiration or termination of the related Award without issuance of those Shares. However, the following Shares shall not be available for issuance under the LTIP: (i) Shares not issued due to a net settlement of a Stock Option or Share Appreciation Right; (ii) Shares used to pay the exercise price or for withholding purposes such as for Stock Options or Stock Appreciation Rights; (iii) Shares which the Company may repurchase on the open market with proceeds from a Stock Option exercise; (iv) Shares delivered to the Company to satisfy withholding requirements for Restricted Shares; or (v) other Shares acquired or retained in similar fashion.

Adjustment. In the event of any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, acquisition, split-up, spinoff, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such Event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the LTIP or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number of Shares (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number of Shares (or other securities or property) subject to outstanding Awards; (iii) the grant or exercise price with respect to any Award; and (iv) the applicable limitations for grants to a participant under Section 3. The Committee determination under this Section 3(c) shall be final, binding and conclusive. Any such adjustment made to an Incentive Stock Option shall be made in accordance with Section 424(a) of the Code and any adjustment to any other Award that is subject to Section 409A of the Code shall be made in accordance with Section 409A of the Code, unless otherwise determined by the Committee, in its sole discretion.

Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a participant’s consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the participant’s rights had such Award been currently exercisable or payable or fully vested (or without any payment if the Fair Market Value of one Share on the date of the Event is less than the per share exercise price of a Stock Option or Share Appreciation Right) or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least 10 days prior to such Event.

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The existence of the LTIP, Award agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Annual Award Limit. No participant may be granted Stock Options, Share Appreciation Rights or other Awards, including any Performance Shares (whether or not subject to Section 162(m) of the Code), under the LTIP with respect to an aggregate of more than 400,000 Shares (subject to adjustment as provided in Section 3(c) hereof) during any one calendar year or with respect to the following (subject to adjustment as provided in Section 3(c)) during any one calendar year:

Cash, including Restricted Share Units with performance criteria and goals and Performance Share Units - $1,500,000;

Full value share awards (e.g. Restricted Shares, Restricted Share Units, Performance Shares or Deferred Shares) – 400,000 Shares; and

Stock Options (Incentive Stock Options and Non-Qualified Stock Options) and Share Appreciation Rights – 100,000 Shares.

SECTION 4.       Eligibility.

Grants may be made from time to time to those officers and other key employees of the Company who are designated by the Committee in its sole and exclusive discretion. Eligible persons may include, but shall not necessarily be limited to, officers and key employees of the Company and any Subsidiary; however, Stock Options intended to qualify as Incentive Stock Options shall be granted only to eligible persons while actually employed by the Company or a Subsidiary. The Committee may grant more than one Award to the same eligible person. No Award shall be granted to any eligible person during any period of time when such eligible person is on a leave of absence.

SECTION 5.       Stock Options.

(a)          Grant. Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the LTIP or cash awards made outside the LTIP. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares purchasable under each Stock Option, and the other terms and conditions of the Stock Option in addition to those set forth in Sections 5(b) and 5(c). Any Stock Option granted under the LTIP shall be in such form as the Committee may from time to time approve.

Stock Options granted under the LTIP may be of two types which shall be indicated on their face: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Subject to Section 5(c) hereof, the Committee shall have the authority to grant to any participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.

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(b)          Terms and Conditions. Options granted under the LTIP shall be evidenced by an agreement (“Option Agreements”), shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the LTIP, as the Committee shall deem desirable:

(1)         Option Price. The option price per share of Shares purchasable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (or, with respect to an Incentive Stock Option, 110% of the Fair Market Value of the Shares at the date of grant in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

(2)         Option Term. The term of each Stock Option shall be determined by the Committee and may not exceed ten years from the date the Option is granted (or, with respect to an Incentive Stock Options, five years in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

(3)         Exercise. Stock Options shall be exercisable at such time or times and shall be subject to such terms and conditions as shall be determined by the Committee at grant; but, except as provided in Section 5(b)(6) and Section 11, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to one year following the date of grant. If any Stock Option is exercisable only in installments or only after specified exercise dates, the Committee may waive, in whole or in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant based on such factors as the Committee shall determine, in its sole discretion.

(4)         Method of Exercise. Subject to any installment exercise provisions that apply with respect to any Stock Option, and the six-month and one day holding period set forth in Section 5(b)(3), a Stock Option may be exercised in whole or in part, at any time during the Option period, by the holder thereof giving to the Company written notice of exercise specifying the number of Shares to be purchased.

That notice shall be accompanied by payment in full of the Option price of the Shares for which the Option is exercised, in cash or mature Shares or by check or such other instrument as the Committee may accept. The value of each such Share surrendered or withheld shall be 100% of the Fair Market Value of the Shares on the date the option is exercised.

No Shares shall be issued on an exercise of an Option until full payment has been made. A participant shall not have rights to dividends or any other rights of a shareholder with respect to any Shares subject to an Option unless and until the participant has given written notice of exercise, has paid in full for those Shares, has given, if requested, the representation described in Section 15(a) and those Shares have been issued to him.

(5)         Non-Transferability of Options. No Stock Option shall be transferable by any participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended) except that, if so provided in the Option Agreement, the participant may transfer without consideration the Option, other than an Incentive Stock Option, during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, or to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option. The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

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(6)         Termination of Employment.

(i)          Termination by Death. Subject to Sections 5(b)(3) and 5(c), if any participant’s employment with the Company or any Subsidiary terminates by reason of death, any Stock Option held by that participant shall become immediately and automatically vested and exercisable. If termination of a participant’s employment is due to death, then any Stock Option held by that participant may thereafter be exercised for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at grant) from the date of death. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options).

(ii)         Termination by Reason of Disability. Subject to Sections 5(b)(3) and 5(c), if a participant’s employment with the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by that participant shall become immediately and automatically vested and exercisable. If termination of a participant’s employment is due to Disability, then any Stock Option held by that participant may thereafter be exercised by the participant or by the participant’s duly authorized legal representative if the participant is unable to exercise the Option as a result of the participant’s Disability, for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at grant) from the date of such termination of employment; and if the participant dies within that two-year period (or such other period as the Committee may specify at or after grant), any unexercised Stock Option held by that participant shall thereafter be exercisable by the estate of the participant (acting through its fiduciary) for the duration of the two-year period from the date of that termination of employment. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options).

(iii)        Termination for Cause. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant’s employment with the Company or any Subsidiary terminates for Cause, any unvested Stock Options will be forfeited and terminated immediately upon termination and any vested Stock Options held by that participant shall terminate 30 days after the date employment terminates. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited.

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(iv)        Other Termination. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant’s employment with the Company or any Subsidiary terminates for any reason other than death, Disability or for Cause, all Stock Options held by that participant shall thereupon terminate six months after the date employment terminates (or three months in the case of Incentive Stock Options). Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. The balance of the Stock Option shall be forfeited.

(v)         Leave of Absence. In the event a participant is granted a leave of absence by the Company or any Subsidiary to enter military service or because of sickness, the participant’s employment with the Company or such Subsidiary will not be considered terminated, and the participant shall be deemed an employee of the Company or such Subsidiary during such leave of absence or any extension thereof granted by the Company or such Subsidiary. Notwithstanding the foregoing, in the case of an Incentive Stock Option, a leave of absence of more than three months will be viewed as a termination of employment unless continued employment is guaranteed by contract or statute.

(c)          Incentive Stock Options. Notwithstanding Sections 5(b)(5) and (6), an Incentive Stock Option shall be exercisable by (i) a participant’s authorized legal representative (if the participant is unable to exercise the Incentive Stock Option as a result of the participant’s Disability) only if, and to the extent, permitted by Section 422 of the Code and (ii) by the participant’s estate, in the case of death, or authorized legal representative, in the case of Disability, no later than ten years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations that may apply). Anything in the LTIP to the contrary notwithstanding, no term or provision of the LTIP relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the LTIP be exercised, so as to disqualify the LTIP under Section 422 of the Code, or, without the consent of the participants affected, to disqualify any Incentive Stock Option under such Section 422 or any successor section thereto.

SECTION 6.       Restricted Shares and Restricted Share Units.

(a)          Grant. Restricted Shares may be issued alone, in addition to or in tandem with other Awards under the LTIP or cash awards made outside the LTIP. The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded to each participant, the price (if any) to be paid by the participant (subject to Section 6(b)), the date or dates upon which Restricted Share Awards will vest and the period or periods within which those Restricted Share Awards may be subject to forfeiture, and the other terms and conditions of those Awards in addition to those set forth in Section 6(b).

The Committee may condition the vesting of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion.

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(b)          Terms and Conditions. Restricted Shares awarded under the LTIP shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the provisions of the LTIP, as the Committee shall deem desirable. A participant who receives a Restricted Share Award shall not have any rights with respect to that Award, unless and until the participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of that Award.

(1)         The purchase price (if any) for Restricted Shares shall be determined by the Committee at the time of grant.

(2)         Awards of Restricted Shares must be accepted by executing a Restricted Share Award agreement and paying the price (if any) that is required under Section 6(b)(1).

(3)         The Committee shall determine in its discretion the manner of delivery of Restricted Shares subject to a Restricted Share Award. Such delivery may be in the form of one or more Share certificates, an electronic account entry into a new or existing account, or any other means the Committee in its discretion shall deem appropriate. If one or more physical certificates are issued, the certificate(s) shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award.

(4)         If the Committee determines that delivery should be in the form of one or more Share certificates, the Committee shall require that the stock certificates evidencing such Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Share Award the participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by that Award.

(5)         Subject to the provisions of this LTIP and the Restricted Share Award agreement, during a period set by the Committee commencing with the date of any Award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares covered by that Award. The Restriction Period shall not be less than one year in duration (“Minimum Restriction Period”) unless otherwise determined by the Committee at the time of grant. Subject to these limitations and the Minimum Restriction Period requirements, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine, in its sole discretion.

(6)         Except as provided in this Section 6(b)(6), Section 6(b)(5) and Section 6(b)(7) the participant shall have, with respect to the Restricted Shares awarded, all of the rights of a shareholder of the Company, including the right to vote the Shares, and the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of an Award, may require the payment of cash dividends to be deferred and subject to forfeiture and, if the Committee so determines, reinvested, subject to Section 15(f), in additional Restricted Shares to the extent Shares are available under Section 3, or otherwise reinvested. Unless the Committee or Board determines otherwise, Share dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

(7)         No Restricted Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended) except that, if so provided in the Restricted Share Agreement, the participant may transfer without consideration the Restricted Shares during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Restricted Shares. The transferee of Restricted Shares will be subject to all restrictions, terms and conditions applicable to the Restricted Shares prior to its transfer, except that the Restricted Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

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(8)         Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary terminates by reason of death, any Restricted Shares held by such participant shall thereupon vest and all restrictions thereon shall lapse.

(9)         Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary terminates by reason of Disability, any Restricted Shares held by such participant shall thereupon vest and all restrictions thereon shall lapse.

(10)        Unless the Committee determines otherwise at any time, in the event of the participant’s termination of employment during the vesting period for a reason other than due to death or Disability (and other than for Cause), then upon such termination, the amount of the participant’s Restricted Shares shall be adjusted. The revised Awards shall be determined by multiplying the amount of the Restricted Shares by the number of months the participant worked at least one day during the respective vesting period divided by the number of months in the vesting period, to be paid, if at all, at the same time and under the same terms that such outstanding Restricted Shares would otherwise be paid; provided, however, if the participant is not retirement eligible and terminates employment voluntarily during the vesting period for a grant of Restricted Shares, then such Award shall be cancelled upon such termination. A termination shall be deemed to be voluntary if it is recorded as such on the records of the Company, as determined by the Company in its sole discretion.

(c)          Restricted Share Units. In lieu of or in addition to Restricted Shares, the Committee may grant Restricted Share Units under such terms and conditions as shall be determined by the Committee. Restricted Share Units shall be subject to the same terms and conditions under this LTIP as Restricted Shares except as otherwise provided in this LTIP or as otherwise provided by the Committee. Except as otherwise provided by the Committee, a Restricted Share Unit Award shall be settled and pay out promptly upon vesting (to the extent permitted by Section 409A of the Code), and the participant holding such Restricted Share Units shall receive, as determined by the Committee, Shares equal to the number of such Restricted Share Units as to which restrictions lapse, or cash equal to the Fair Market Value of the number of Shares underlying such Restricted Share Units as of the settlement date. Restricted Share Units shall not be transferable and shall have no voting rights. If determined by the Committee, a dividend equivalent in an amount equal to the dividend payable on one Share may be made to a participant for each Restricted Share Unit held by such participant on the record date for the dividend. Such dividend equivalent, if any, shall only be paid on the number of Restricted Share Units actually distributed and such payment shall be made when the related Restricted Share Units are distributed.

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SECTION 7.       Deferred Shares.

(a)          Grant. Deferred Shares may be awarded alone, in addition to or in tandem with other Awards granted under the LTIP or cash awards made outside the LTIP. The Committee shall determine the individuals to whom, and the time or times at which, Deferred Shares shall be awarded, the number of Deferred Shares to be awarded to any participant, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 7(b).

The Committee may condition the grant of Deferred Shares upon the attainment of specified performance goals or such other factors as the Committee shall determine, in its sole discretion.

(b)          Terms and Conditions. Deferred Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the LTIP, as the Committee shall deem desirable:

(1)         The purchase price for Deferred Shares shall be determined at the time of grant by the Committee. Subject to the provisions of the LTIP and the Award agreement referred to in Section 7(b)(8), Deferred Share Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 7(b)(7), when applicable), stock certificates shall be delivered to the participant, or his legal representative, for the Shares covered by the Deferred Share Award. The Deferral period applicable to any Deferred Share Award shall not be less than one year (“Minimum Deferral Period”).

(2)         Unless otherwise determined by the Committee at the time of grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of Shares covered by a Deferred Share Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined by the Committee, in its sole discretion, at the time of the Award.

(3)         No Deferred Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended) except that, if so provided in the Deferred Shares Agreement, the participant may transfer without consideration the Deferred Shares during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Deferred Shares. The transferee of Deferred Shares will be subject to all restrictions, terms and conditions applicable to the Deferred Shares prior to its transfer, except that the Deferred Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(4)         Unless otherwise determined by the Committee at the time of granting any Deferred Shares, if a participant’s employment by the Company or any Subsidiary terminates by reason of death, any Deferred Shares held by that participant shall thereafter vest and any restrictions shall lapse.

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(5)         Unless otherwise determined by the Committee at the time of granting any Deferred Shares, if a participant’s employment by the Company or any Subsidiary terminates by reason of Disability, any Deferred Shares held by that participant shall thereafter vest and any restrictions shall lapse.

(6)         Unless otherwise determined by the Committee at the time of granting any Deferred Share Award, if a participant’s employment by the Company or any Subsidiary terminates for any reason other than death or Disability, all Deferred Shares held by such participant which are unvested or subject to restriction shall thereupon be forfeited.

(7)         A participant may elect to further defer receipt of a Deferred Share Award (or an installment of an Award) for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval and the terms of this Section 7 and such other terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions approved by the Committee, such election may be made only if and to the extent permitted and in accordance with Section 409A of the Code.

(8)         Each such Award shall be confirmed by, and subject to the terms of, a Deferred Share Award agreement evidencing the Award in the form approved from time to time by the Committee.

SECTION 8.       Share Purchase Rights.

(a)          Grant. Share Purchase Rights may be granted alone, in addition to or in tandem with other Awards granted under the LTIP or cash awards made outside the LTIP. The Committee shall determine the individuals to whom, and the time or times at which, grants of Share Purchase Rights will be made, the number of Shares which may be purchased pursuant to the Share Purchase Rights, and the other terms and conditions of the Share Purchase Rights in addition to those set forth in Section 8(b). The Shares subject to the Share Purchase Rights must be purchased at the Fair Market Value of such Shares on the date of grant. Subject to Section 8(b) hereof, the Committee may also impose such forfeiture or other terms and conditions as it shall determine, in its sole discretion, on such Share Purchase Rights or the exercise thereof.

Each Share Purchase Right Award shall be confirmed by, and be subject to the terms of, a Share Purchase Rights Agreement which shall be in form approved by the Committee.

(b)          Terms and Conditions. Share Purchase Rights may contain such additional terms and conditions not inconsistent with the terms of the LTIP as the Committee shall deem desirable and shall generally be exercisable for such period as shall be determined by the Committee. However, Share Purchase Rights granted to Section 16 Participants shall not become exercisable earlier than one year after the grant date. Share Purchase Rights shall not be transferable by a participant other than by will or by the laws of descent and distribution.

SECTION 9.       Share Appreciation Rights.

(a)          Grant. Share Appreciation Rights may be granted in connection with all or any part of an Option. Share Appreciation Rights may be exercised in whole or in part at such times under such conditions as may be specified by the Committee in the participant’s Option Agreement.

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(b)          Terms and Conditions. The following terms and conditions will apply to all Share Appreciation Rights that are granted in connection with Options:

(1)         Rights. Share Appreciation Rights shall entitle the participant, upon exercise of all or any part of the Share Appreciation Rights, to surrender to the Company unexercised, that portion of the underlying Option relating to the same number of Shares as is covered by the Share Appreciation Rights (or the portion of the Share Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value, on the date of exercise, of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the participant will be entitled to receive upon exercise of the Share Appreciation Right.

(2)         Surrender of Option. Upon the exercise of the Share Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, will not thereafter be exercisable. The underlying Option may provide that such Share Appreciation Rights will be payable solely in cash.

(3)         Exercise. In addition to any further conditions upon exercise that may be imposed by the Committee, the Share Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable, except that in no event will a Share Appreciation Right held by a Section 16 Participant be exercisable prior to one year after it is awarded even though the related Option is or becomes exercisable, and each Share Appreciation Right will expire no later than the date on which the related Option expires. A Share Appreciation Right may be exercised only at a time when the Fair Market Value of the Shares covered by the Share Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option.

(4)         Method of Exercise. Share Appreciation Rights may be exercised by the participant’s giving written notice of the exercise to the Company, stating the number of Share Appreciation Rights the participant has elected to exercise and surrendering the portion of the underlying Option relating to the same number of Shares as the number of Share Appreciation Rights elected to be exercised.

(5)         Payment. The manner in which the Company’s obligation arising upon the exercise of the Share Appreciation Right will be paid will be determined by the Committee and shall be set forth in the participant’s Option Agreement. The Committee may provide for payment in Shares or cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Share Appreciation Right is exercised. Shares issued upon the exercise of a Share Appreciation Right will be valued at their Fair Market Value on the date of exercise.

SECTION 10.     Performance Shares and Performance Share Units.

(a)          Grant. Subject to the terms of the LTIP, Performance Shares and Performance Share Units may be granted to eligible employees at any time and from time to time, as determined by the Committee. Subject to Sections 3, 4 and 10(c), the Committee shall have complete discretion in determining the number of Performance Shares and/or Performance Share Units awarded to each participant and the terms and conditions of each such Award.

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Terms and Conditions.

(1)         A Performance Share or Performance Share Unit is equivalent in value to a Share.

(2)         The Committee may denominate a Performance Share Unit Award in dollars instead of Performance Share Units.

(b)          Performance Goals. For each Award of Performance Shares or Performance Share Units, the Committee shall establish performance goals for the Company, its Subsidiaries, and/or divisions of any of foregoing, using the performance criteria. Unless previously canceled or reduced, Performance Shares and Performance Share Units which may not be converted because of failure in whole or in part to satisfy the relevant performance goals or for any other reason shall be canceled without further action by the Committee at the time they would otherwise be distributable.

(c)          Dividend Equivalents on Performance Shares. If determined by the Committee, a dividend equivalent in an amount equal to the dividend payable on one Share may be made to a participant for each Performance Share held by such participant on the record date for the dividend. Such dividend equivalent, if any, shall only be paid on the number of Performance Shares actually distributed and such payment shall be made when the related Performance Shares are distributed.

(d)          Form and Timing of Payment of Performance Shares and Performance Share Units. As soon as practicable after the applicable performance period has ended and all other conditions (other than Committee actions) to conversion and distribution of a Performance Share and/or Performance Share Unit Award have been satisfied (or, if applicable, at such other time determined by the Committee at or before the establishment of the performance goal), the Committee shall determine whether and the extent to which the Performance Goals were met for the applicable Performance Shares and Performance Share Units and shall certify such results in a manner consistent with the provisions of the performance-based compensation exception provisions of the Section 162(m) of the Code. If performance goals have been met, then the number of Performance Shares and Performance Share Units to be converted into Shares and/or cash and distributed to the participants shall be determined in accordance with the performance goals for such Awards, subject to any limits imposed by the Committee. Payment of Performance Shares and Performance Share Units shall be made in a single lump sum in cash and/or Shares, as soon as reasonably administratively possible following the determination of the number of Shares and/or amount of cash to which the participant is entitled but not later than the 15th day of the third month following the end of the applicable performance period. Performance Shares and Performance Share Units will be distributed to participants in the form of cash or Shares, or a combination of cash and Shares, as determined by the Committee. At any time prior to the distribution of the Performance Shares and/or Performance Share Units, unless otherwise provided by the Committee or prohibited by this LTIP (such as in the case of a Change in Control), the Committee shall have the authority to reduce or eliminate the number of Performance Shares or Performance Share Units to be converted and distributed or to cancel any part or all of a grant or award of Performance Shares or Performance Share Units.

For the purpose of converting Performance Shares into cash and distributing the same to the holders thereof (or for determining the amount of cash to be deferred), the value of a Performance Share shall be the Fair Market Value of a Share on the date the Committee authorizes the payout of Awards. Performance Shares to be distributed in the form of Shares will be converted at the rate of one (1) Share per Performance Share.

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(e)          Termination of Employment Due to Death or Disability. In the event of the participant’s termination of employment by reason of death or Disability during a performance period, the participant shall receive a lump sum payout, in cash and/or Shares as determined by the Committee, of the related outstanding Performance Shares and Performance Share Units calculated as if all unfinished performance periods had ended with one hundred percent (100%) of the performance goals achieved at target level, valued as of the first business day of the calendar year following the date of termination of employment and payable as soon thereafter as reasonably possible but not later than the 15th day of the third month after the end of the calendar year in which such death or Disability occurred. Where the amount or part of dividend equivalents is determined by the number of Performance Shares that are paid out or is otherwise determined by a performance measure, and the related performance period for the dividend equivalents was not completed at death or Disability, then the dividend equivalents will be calculated as though one hundred percent (100%) of the goals were achieved at target level and paid as soon as reasonably possible.

(f)          Termination of Employment for Other than Death or Disability. Unless the Committee determines otherwise at any time, in the event of the participant’s termination of employment during the performance period for a reason other than due to death or Disability (and other than for Cause), then upon such termination, the amount of the Participant’s Performance Shares and number of Performance Share Units shall be adjusted. The revised Awards shall be determined by multiplying the amount of the Performance Shares and the number of Performance Share Units, as applicable, by the number of months the participant worked at least one day during the respective performance period divided by the number of months in the performance period, to be paid, if at all, at the same time and under the same terms that such outstanding Performance Shares or Performance Share Units would otherwise be paid; provided, however, if the participant is not retirement eligible and terminates employment voluntarily during the Performance Period for a grant of Performance Shares or Performance Share Units, then such Award shall be cancelled upon such termination. A termination shall be deemed to be voluntary if it is recorded as such on the records of the Company, as determined by the Company in its sole discretion.

(g)          Termination of Employment for Cause. In the event of the termination of employment of a participant by the Company for Cause, all Performance Shares and Performance Share Units shall be forfeited by the participant to the Company.

(h)          Non-transferability. Performance Shares and Performance Share Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

SECTION 11.     Other Share-Based Awards.

(a)          Grant. Other Awards of Shares and other Awards that are valued, in whole or in part, by reference to, or are otherwise based on, Shares, including, without limitation, performance shares, phantom shares or units, convertible preferred shares, convertible debentures, exchangeable securities, and Share Awards or options valued by reference to Book Value or subsidiary performance, may be granted alone, in addition to or in tandem with other Awards granted under the LTIP or cash awards made outside of the LTIP.

At the time the Shares or Other Share-Based Awards are granted, the Committee shall determine the individuals to whom and the time or times at which such Shares or Other Share-Based Awards shall be awarded, the number of Shares to be used in computing an Award or which are to be awarded pursuant to such Awards, the consideration, if any, to be paid for such Shares or Other Share-Based Awards, and all other terms and conditions of the Awards in addition to those set forth in Section 11(b). The Committee will also have the right, at its sole discretion, to settle such Awards in Shares, Restricted Shares or cash in an amount equal to then current value of the Shares or Other Share-Based Awards.

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(b)          Terms and Conditions. Other Share-Based Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the LTIP, as the Committee shall deem desirable.

(1)         Subject to the provisions of this LTIP and the Award agreement referred to in Section 11(b)(5) below, Shares awarded or subject to Awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, holding or deferral period or requirement is satisfied or lapses. All Shares or Other Share-Based Awards granted under this Section 11 shall be subject to a minimum holding period (including any applicable restriction, performance and/or deferral periods ) of one year (“Minimum Holding Period”).

(2)         Subject to the provisions of this LTIP and the Award agreement and unless otherwise determined by the Committee at the time of grant, the recipient of an Other Share-Based Award shall be entitled to receive, currently, interest or dividends with respect to the number of Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(3)         Subject to the Minimum Holding Period, any Other Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, provided in the Award agreement, as determined by the Committee, in its sole discretion.

(4)         In the event of the participant’s Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive, in whole or in part, any or all of the remaining limitations imposed hereunder or under any related Award agreement (if any) with respect to any part or all of any Award under this Section 11, provided that the Minimum Holding Period requirement may not be waived, except in case of a participant’s death.

(5)         Each Award shall be confirmed by, and subject to the terms of, an agreement or other instrument evidencing the Award in the form approved from time to time by the Committee, the Company and the participant.

(6)         Shares (including securities convertible into Shares) issued on a bonus basis under this Section 11 shall be issued for no cash consideration. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 11 shall bear a price of at the Fair Market Value of the Shares on the date of grant. The purchase price of such Shares, and of any Other Share-Based Award granted hereunder, or the formula by which such price is to be determined, shall be fixed by the Committee at the time of grant.

(7)         In the event that any “derivative security, “ as defined in Rule 16a-1(c) (or any successor thereof) promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, is awarded pursuant to this Section 11 to any Section 16 Participant, such derivative security shall not be transferable other than by will or by the laws of descent and distribution.

B-16

SECTION 12.     Change In Control Provision.

(a)          Impact of Event. Unless otherwise provided in an Award agreement, following the effective date of a Change in Control as defined in Section 12(b) in which outstanding Awards are not terminated in accordance with Section 3(c) of the LTIP and are assumed or substituted for by the successor company (or in which the Company is the ultimate parent corporation and continues the Award), if a participant’s continuous service with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award agreement, including prior thereto if applicable) and under the circumstances specified in the Award agreement, the following shall apply:

(1)         Any Stock Options awarded under the LTIP not previously exercisable and vested shall become fully exercisable and vested upon either: (i) the involuntary termination of employment of the participant by the Company other than for Cause or (ii) the voluntary termination of employment by the participant for a Good Reason;

(2)         Any Share Appreciation Rights shall become immediately exercisable upon either: (i) the involuntary termination of employment of the participant by the Company other than for Cause or (ii) the voluntary termination of employment by the participant for a Good Reason;

(3)         The restrictions applicable to any Restricted Shares or Restricted Share Units, Performance Shares or Performance Share Units, Deferred Shares, Share Purchase Rights and Other Share-Based Awards shall lapse and such Shares and Awards shall be deemed fully vested upon either: (i) the involuntary termination of employment of the participant by the Company other than for Cause or (ii) the voluntary termination of employment by the participant for a Good Reason; and

(4)         Unless otherwise determined by the Committee, the payout of Performance Shares and Performance Share Units shall be determined exclusively by the attainment of the Performance Goals established by the Committee, which may not be modified after the Change in Control, and the Company shall not have the right to reduce the Awards after the Change in Control for any other reason.

(5)         Notwithstanding any provision of this Section 12(a) to the contrary, any Award which is subject to Section 409A of the Code shall be settled in accordance with the terms of the grant without regard to the Change in Control unless the Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code and such termination of employment occurs within two years after such Change in Control.

(b)          Definition of Change in Control. For purposes of Section 12(a), a “Change in Control” means the occurrence of any of the following: (i) the Board or shareholders of the Company approve a consolidation or merger that results in the shareholders of the Company immediately prior to the transaction giving rise to the consolidation or merger owning less than 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction giving rise to the merger or consolidation; (ii) the Board or shareholders of the Company approve the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company; (iii) any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board, or becomes the beneficial owner of securities of the Company representing 35% or more of the voting power of the Company’s outstanding securities; or (iv) during any two-year period, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period. For purposes of Awards subject to Section 409A of the Code, Change in Control means a Change in Control as defined above which is also a “change in control event” within the meaning of such Section 409A.

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(c)          Definition of Good Reason. For purposes of Section 12(a), a participant will be considered to have terminated employment for “Good Reason” if such termination is due to any one or more of the following listed conditions (with each occurrence of such a condition being considered a separate Good Reason) within two years following a Change in Control provided that the participant terminates employment within two years following the initial occurrence of such condition and provided further that the participant provides notice to the Company of such condition within 90 days following the initial occurrence of such condition and gives the Company at least 30 days to cure such condition:

(1)         A material diminution in the participant’s base compensation.

(2)         A material diminution in the participant’s authority, duties, or responsibilities.

(3)         A material diminution in the authority, duties, or responsibilities of the supervisor to whom the participant is required to report, including a requirement that a participant report to a corporate officer or employee instead of reporting directly to the Board.

(4)         A material diminution in the budget over which the participant retains authority.

(5)         A material change in the geographic location at which the participant must perform the services.

(6)         Any other action or inaction that constitutes a material breach by the Company of the agreement under which the participant provides services.

SECTION 13.     Form and Timing of Payment Under Awards; Deferrals.

Subject to the terms of the LTIP and any applicable Award agreement (as may be amended pursuant to Section 14 hereof), payments to be made by the Company or a Subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer or in installments; provided, however, that settlement in other than Shares must be authorized by the applicable Award agreement. The settlement of any Award may be accelerated and cash paid in lieu of Shares in connection with such settlement; provided, however, that settlement in cash must be authorized by the applicable Award agreement. The acceleration of any Award that does not result in a cash settlement must also be authorized by the applicable Award agreement. If and to the extent permitted by and in accordance with Section 409A of the Code, installment or deferred payments may be required by the Committee or permitted at the election of the participant on terms and conditions approved by the Committee, including without limitation the ability to defer awards pursuant to any deferred compensation plan maintained by the Company, a Subsidiary. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or other amounts in respect of installment or deferred payments denominated in Shares.

B-18

SECTION 14.     Reimbursement of Company for Unearned or Ill-Gotten Gains.

Regardless of any other provisions of this LTIP or of any Award agreement, and to the extent permitted by applicable law, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee shall apply the Company’s Clawback Policy as in effect at the time of such restatement to Awards under the LTIP.

SECTION 15.     Amendments and Termination.

The Board may at any time, in its sole discretion, amend, alter or discontinue the LTIP, but no such amendment, alteration or discontinuation shall be made that would (i) impair the rights of a participant under an Award theretofore granted, without the participant’s consent, or (ii) require shareholder approval under any applicable law, rule, regulation or listing standard of an exchange or market on which the Shares are listed and/or traded, unless such shareholder approval is received. The Company shall submit to the shareholders of the Company for their approval any amendments to the LTIP which are required by Section 16 of the Exchange Act or the rules and regulations thereunder, or Section 162(m) of the Code, or the listing standards of an exchange or market on which the Shares are listed and/or traded to be approved by the shareholders.

The Committee may at any time, in its sole discretion, amend the terms of any Award, but no such amendment shall be made that would impair the rights of a participant under an Award theretofore granted, without the participant’s consent; nor shall any such amendment be made which would make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 Participant holding the Award without the participant’s consent.

Subject to the above provisions, the Board shall have all necessary authority to amend the LTIP to clarify any provision or to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 16.     Unfunded Status of LTIP.

The LTIP is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant by the Company, nothing contained herein shall give that participant any rights that are greater than those of a general creditor of the Company. The adoption of the LTIP and any reservation of Shares or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Neither a participant nor the participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the LTIP. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the LTIP.

SECTION 17.     General Provisions.

(a)          Participant Representation. The Committee may require each participant acquiring Shares pursuant to an Award under the LTIP to represent to and agree with the Company in writing that the participant is acquiring the Shares without a view to distribution thereof. The certificates for any such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

B-19

All Shares or other securities delivered under the LTIP shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates for those Shares to make appropriate reference to such restrictions.

(b)          Other Arrangements. Nothing contained in this LTIP shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(c)          No Right to Employment. Neither the adoption of the LTIP, nor its operation, nor any document describing, implementing or referring to the LTIP, or any part thereof, shall confer upon any participant under the LTIP any right to continue in the employ, or as a director, of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment, or service as a director, of any participant under the LTIP at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary might have done if the LTIP had not been adopted.

(d)          Transfers. For purposes of this LTIP, a transfer of a participant between the Company and its Subsidiaries shall not be deemed a termination of employment.

(e)          Taxes. No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any award under the LTIP, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to that amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the participant or Shares that are part of the Award that gives rise to the withholding requirement. Notwithstanding the foregoing, any right by a Section 16 Participant to elect to settle any tax withholding obligation with Shares that are part of an Award must be set forth in the agreement evidencing the Award or be approved by the Committee, in its sole discretion. The obligations of the Company under the LTIP shall be conditional on those payments or arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise payable to the participant. Shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations upon the lapse of restrictions on Restricted Shares or the exercise of Options or Share Appreciation Rights granted under the LTIP or upon any other payment or issuance of shares under the LTIP will not be available for the use of new awards under the LTIP.

(f)          Adequacy of Shares. The actual or deemed reinvestment of dividends in additional Restricted Shares (or in Deferred Shares or other types of Awards) at the time of any dividend payment shall be permissible only if sufficient Shares are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Share Purchase Rights and other LTIP Awards).

(g)          Governing Law. The LTIP, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.

B-20

(h)          Plan Controls. All agreements entered into with participants pursuant to the LTIP shall be subject to the LTIP.

(i)          Awards May Vary. The provisions of Awards need not be the same with respect to each participant.

(j)          Section 409A of the Code. In the event that an Award granted pursuant to the LTIP shall constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, the terms of the LTIP as they apply to such Award shall be interpreted to comply with Section 409A of the Code. To the extent that an Award which is subject to Section 409A shall be payable to a participant who is a “specified employee” on account of his “separation from service” as such terms are defined in Section 409A, such payment shall not occur until the date which is six (6) months and one (1) day after the participant’s separation from service. To the extent applicable, it is intended that the LTIP and all Awards hereunder comply with the requirements of Section 409A of the Code, and the LTIP and all Award agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the LTIP or an Award agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such changes to the LTIP or an Award agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected participant. Notwithstanding the foregoing or anything elsewhere in the LTIP or an Award agreement to the contrary unless the Committee shall otherwise expressly provide, if Section 409A applies the term “disability” shall have the meaning given to such term under Section 409A and the regulations and guidance issued thereunder. The Company makes no guarantee concerning tax treatment and the participant will be solely responsible for any taxes incurred.

(k)          Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the LTIP, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the LTIP solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the LTIP, not inconsistent with the intent of the LTIP, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the LTIP as in effect for any other purpose.

(l)          Substitute Awards in Corporate Transactions. Nothing contained in the LTIP shall be construed to limit the right of the Committee to grant Awards under the LTIP in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the LTIP to an employee or director of another corporation who becomes an eligible person pursuant to Section 4 of the LTIP by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the LTIP solely to the extent the Committee deems necessary for such purpose. Unless otherwise determined by the Committee, such substitute Award shall not be deemed to deplete the number of Shares available for Awards pursuant to Section 3 nor reduce the number of Shares under the term of the Plan.

B-21

(m)          Performance Objectives and Business Criteria. For purposes of Restricted Shares, Restricted Share Units, Performance Shares, Performance Share Units, Deferred Shares, Share Purchase Rights, Share Appreciation Rights and Other Share-Based Awards granted pursuant to the LTIP that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code and for which establishment of performance objectives is appropriate, the performance objectives shall be based on the performance of the Company, one or more of its Subsidiaries or affiliates, one or more of its units or divisions and/or the individual over the term of the award period designed by the Committee. The Committee may use one or more of the following business (or substantially similar) criteria to establish performance objectives for each participant: increase in net sales; pretax income before allocation of corporate overhead and bonus; operating profit; net working capital; earnings per share; net income; revenue growth; attainment of division, group or corporate financial goals; return on shareholders’ equity; return on assets; other return measures (including, but not limited to, return on capital, invested capital, or average equity); cash flow (including, but not limited to, operating cash flow, free cash flow, cash generation, cash flow return on equity, and cash flow return on investment); capital and liquidity ratios; attainment of strategic and operational initiatives; attainment of one or more specific and measurable individual strategic goals; appreciation in or maintenance of the price of the Company’s common shares; increase in market share; gross profits; total return to shareholders; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; comparisons with various stock market indices or peer performance; or achievement of safety, succession planning, sustainability, Share price or talent development objectives or reductions in labor or material costs. The performance objective for any participant shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the objective is met; and the outcome under the performance objective shall be substantially uncertain when the Committee establishes the objective. Performance objectives may include or exclude losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, share offerings and share repurchases, provided that in the case of an Award intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, such inclusion or exclusion shall be made in compliance with Section 162(m) of the Code. The Committee may modify, amend or otherwise adjust the performance objectives specified for outstanding performance-based Award if it determines that an adjustment would be consistent with the objectives of the LTIP and taking into account the interests of the participants and the Company’s shareholders and such adjustment complies with the requirements of Section 162(m) of the Code, to the extent applicable, unless the Committee indicates a contrary intention. The types of events which could cause an adjustment in the performance objectives include, without limitation, accounting changes which substantially affect the determination of performance objectives, changes in applicable laws or regulations which affect the performance objectives, and divisive corporate reorganizations, including spin-offs and other distributions of property or capital stock.

SECTION 18.     Shareholder Approval; Effective Date of LTIP.

This 2016 Long-Term Incentive Plan was adopted by the Board of Directors on March 28, 2016, and is subject to the approval by the holders of the Company’s outstanding Shares, in accordance with applicable law and the listing standards of the New York Stock Exchange. This 2016 Long-Term Incentive Plan will become effective on the date of such shareholder approval.

B-22

SECTION 19.     Term of LTIP.

No Award shall be granted pursuant to the LTIP on or after May 10, 2026, but Awards granted prior to such date may extend beyond that date.

B-23

Stoneridge

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EDT, on May 10, 2016.

Vote by Internet

- Go to **www.envisionreports.com/SRI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Proxies will vote as specified below, or if a choice is not specified, they will vote FOR the nominees listed in proposal 1 and FOR proposals 2, 3, 4 and 5.

+

1. Election of Directors: 01 - Jonathan B. DeGaynor; 02 - Jeffrey P. Draime; 03 - Douglas C. Jacobs; 04 - Ira C. Kaplan; 05 - Kim Korth; 06 - William M. Lasky; 07 – George S. Mayes, Jr.; 08 - Paul J. Schlather

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08
☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain
2. Ratification of Ernst & Young LLP:	☐	☐	☐
3. Approval of an advisory resolution on the Company's executive compensation:	☐	☐	☐
4. Approval of the Annual Incentive Plan	☐	☐	☐
5. Approval of the 2016 Long-Term Incentive Plan	☐	☐	☐

6. On such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X SRI 1 +

02BD9A

275382_Company_Blanks_Proxy_ALL_HOLDERS/000001/000001

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Stoneridge

Proxy — STONERIDGE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Jonathan B. DeGaynor, George E. Strickler and William M. Lasky, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Stoneridge, Inc., to be held at the Sheraton Cleveland Airport Hotel, 5300 Riverside Drive, Cleveland, Ohio 44135, on Tuesday, May 10, 2016, at 11:00 a.m. Eastern Time, or any adjournment thereof, and to vote the number of common shares of Stoneridge, Inc. which the undersigned would be entitled to vote, and with all power the undersigned would possess if personally present.

Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 8, 2016 is hereby acknowledged.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE